UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Expeditors International of Washington, Inc.
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EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Expeditors®

NOTICE OF ANNUAL MEETING & PROXY STATEMENT

Corporate Headquarters
Seattle, WA

2014

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 7, 2014

2:00 p.m., Pacific Time

Expeditors Corporate Headquarters, 1015 Third Avenue, Seattle, Washington 98104
The Annual Meeting of Shareholders of Expeditors International of Washington, Inc. ("Expeditors" or the “Company”) will be held for the following purposes:

1.	To elect eleven (11) directors, each to serve until the next annual meeting of shareholders (page 9);

2.	To approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers (page 31);

3.	To approve the adoption of the 2014 Stock Option Plan (page 34);

4.	To approve the amendment to the 2002 Employee Stock Purchase Plan (page 38);

5.	To approve the adoption of the 2014 Directors' Restricted Stock Plan (page 40);

6.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 (page 43); and

7.	To transact such other business as may properly come before the meeting.
Shareholders of record at the close of business on March 6, 2014 will be entitled to notice of and to vote at the meeting and any adjournment thereof.

March 21, 2014
Seattle, Washington

By Order of the Board of Directors
Peter J. Rose                        Amy J. Scheer
Chairman of the Board                     Secretary

PROXY SUMMARY
This summary is intended to highlight information that is contained elsewhere in the proxy statement. It is not intended to provide all the information you should consider as you determine how you will vote on issues placed before the shareholders. You should carefully read the proposals as contained within the body of the proxy itself as you contemplate your vote.
Expeditors International of Washington, Inc. 2014 Annual Meeting of Shareholders

WHEN:	May 7, 2014	WHERE:	Expeditors International of Washington, Inc.
	2:00 p.m. Pacific Time		Corporate Headquarters
1015 Third Avenue
Seattle, Washington 98104
Voting: Shareholders of record date, March 6, 2014, are entitled to vote. Each share of common stock is entitled to one vote for each of the 11 director nominees and one vote on each other proposal.
HOW TO VOTE:
Each shareholder vote is important. Please submit your vote and proxy by Internet or telephone or sign, date and return your proxy by mail.
Meeting Agenda Items and Board Recommendations

Proposal	Board Recommendation
Election of 11 Directors (page 9)	FOR each Director Nominee
Executive Compensation - advisory non-binding vote on compensation of the Named Executive Officers. (page 31)	FOR
Approve 2014 Stock Option Plan - vote to approve 2,750,000 shares for a broad-based equity compensation program. (page 34)	FOR
Approve Amendment to 2002 Employee Stock Purchase Plan - vote to approve amendment to add 3,000,000 shares to the 2002 Employee Stock Purchase Plan. (page 38)	FOR
Approve 2014 Directors' Restricted Stock Plan - vote to approve 250,000 shares to the Directors’ Restricted Stock Plan. (page 40)	FOR
Ratification of Auditors - ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. (page 43)	FOR
To transact such other business as may properly come before the meeting	-

BOARD NOMINEES

Name	Age	Director Since	Principal Occupation	Indep-endent	Committees			Other Public Company Boards
					AC	CC	NCGC
Peter J. Rose	70	1981	Chairman of the Board, Former CEO, Expeditors International of Washington, Inc.					—
Robert R. Wright	54	2008	CEO, Matthew G. Norton Company	ID, L	C, F	ID		—
Mark A. Emmert(1)	61	2008	President, National Collegiate Athletic Association	ID	ID		ID	2
R. Jordan Gates	58	2000	President and COO, Expeditors International of Washington, Inc.					—
Dan P. Kourkoumelis	62	1993	Former President and CEO, Quality Food Centers, Inc.	ID			C	—
Michael J. Malone(2)	69	1998	Principal, Hunters Capital	ID		ID		1
John W. Meisenbach(3)	77	1991	Chairman, MCM Financial	ID		C		1
Jeffrey S. Musser	48	2014	President and CEO, Expeditors International of Washington, Inc.					—
Liane J. Pelletier(4)	56	2013	Former Chairman, President and CEO, Alaska Communications Systems	ID	ID		ID	2
James L.K. Wang	65	1988	President-Asia Pacific, Expeditors International of Washington, Inc.					—
Tay Yoshitani	67	2012	CEO, Port of Seattle	ID			ID	—

			2013 Meetings		4	5	2

AC	Audit Committee				C	Chair
CC	Compensation Committee				F	Financial Expert
NCGC	Nominating and Corporate Governance Committee				L	Lead Director
					ID	Independent Director
___________________

(1)	Dr. Emmert serves on the Boards of Weyerhauser Company and of Omnicare, Inc.

(2)	Mr. Malone serves on the Board of Homestreet Bank.

(3)	Mr. Meisenbach serves on the Board of Costco Wholesale Corporation.

(4)	Ms. Pelletier serves on the Boards of Atlantic Tele-Network and of Washington Federal.
Attendance: During 2013 the Board held eight meetings. Each of the Company's current directors attended at least 75% of the meetings of the Board and Committees on which the member served.
Director Elections: Each director is elected annually by a majority of votes cast.

2013 COMPENSATION HIGHLIGHTS
Throughout this Proxy Summary and the Company's Proxy Statement, the individuals who served as the Company’s Chief Executive Officer, President-Asia Pacific, President and Chief Operating Officer, President-The Americas and Senior Vice President and Chief Financial Officer during fiscal 2013, are referred to as the Named Executive Officers ("NEO"). The term Executive Officer refers to individuals who are NEO and senior management who participate in the equity and non-equity components of the Company's executive compensation program ("Compensation Program").
In 2013, gross revenues increased 1%, while net revenue and operating income increased 3% and 4%, respectively. Net earnings were up 5% while earnings per share was up 7% in 2013 as compared to 2012. The Company’s 2008 Executive Incentive Compensation Plan ("Executive Incentive Compensation Plan") ties increases in executive compensation to increases in operating income. Average Named Executive Officer ("NEO") compensation in 2013, excluding Mr. Rose's retirement bonus, increased 1%. The increase was less than the increase in operating income because the former CEO and other NEO percentages of the Executive Incentive Compensation Plan bonus pool ("Bonus Pool") were reduced as more participants were added to the Bonus Pool.
The Compensation Committee believes that the negligible compensation increases in CEO and other NEO compensation, significantly below the 4% operating income growth achieved by the Company in 2013, are consistent with and representative of the design and purpose of the Executive Incentive Compensation Plan. The Compensation Committee also believes that the relatively modest base salaries paid to the CEO and other NEO, with the remainder of their compensation linked to maintaining and increasing operating income, focuses attention on customer retention while at the same time providing growth incentives by directly rewarding operating income growth, the predominant driver of increases in corporate profitability. The Compensation Committee believes the combination of this focus contributes to both the stability and quality of earnings.

Total compensation, as disclosed in the summary compensation table and calculated under SEC rules, includes items that are impacted by timing differences between when salary expense is accrued in the Company’s financial statements in accordance with U.S. generally accepted accounting principles, and when the cash payments are actually received by the CEO and other NEO and accounted for as income by the recipient in accordance with Internal Revenue Service (IRS) reporting requirements. To supplement the Company's disclosure, it has added the “W-2 Realized Compensation” column to the right of the table below to compare NEO 2013 compensation as recorded under SEC rules with corresponding W-2 income for 2013.

Name and Position	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	SEC Total	W-2 Realized Compensation(3)
Peter J. Rose(1) Chairman and Chief Executive Officer	$110,000	—	—	$60,800	$5,368,337	$8,002,123	$13,541,260	$5,689,249
James L.K. Wang(2) President-Asia Pacific	$100,000	—	—	$60,800	$5,076,579	$—	$5,237,379	N/A
R. Jordan Gates President and Chief Operating Officer	$100,000	—	—	$60,800	$4,201,306	$1,500	$4,363,606	$4,297,665
Robert L. Villanueva President-The Americas	$100,000	—	—	$60,800	$3,909,549	$1,500	$4,071,849	$4,000,244
Bradley S. Powell Senior Vice President and Chief Financial Officer	$100,000	—	—	$60,800	$2,706,051	$1,500	$2,868,351	$2,780,655
___________________

(1)
Mr. Rose retired as CEO effective March 1, 2014. The "All Other Compensation" column, includes the accrual of $7,955,000 for Mr. Rose's retirement bonus which will be paid out in 2014 and 2015. Mr. Rose will receive a retirement bonus equal to the amount he would have received under the Executive Incentive Compensation Plan for 2014 and the first five months of 2015, assuming that Mr. Rose received the same percentage of the Bonus Pool under the Executive Incentive Compensation Plan that was used to calculate his incentive compensation for the quarter ended June 30, 2013. As allowed by the Executive Incentive Compensation Plan, the Compensation Committee will not reallocate Mr. Rose's current percentage of the available Bonus Pool to other Executive Officers or key employees until actual payments made to Mr. Rose under the Succession Agreement are complete and the amount equal to the total retirement bonus paid has been recouped. In short, Mr. Rose's retirement bonus will be funded by reducing the amounts otherwise available to Executive Officers or other key employees under the Executive Incentive Compensation Plan until paid in full and as a result there will be no cumulative impact on net earnings available to shareholders or on cash flow. The amount in the "All Other Compensation" column also includes $45,623 for legal and tax advice related to finalizing Mr. Rose's Succession Agreement.

(2)	Mr. Wang is a resident of Taiwan and is not a US taxpayer, and accordingly, does not receive a W-2.

(3)
Payments to Executive Officers and other key employees under the Executive Incentive Compensation Plan are paid out quarterly after filing the Form 10-Q with the SEC. Amounts of Executive Incentive Compensation Plan bonuses accrued in the fourth quarter for SEC reporting purposes, are not paid out until after March 1st of the following year, when the Form 10-K has been filed. This creates a timing difference between when amounts are accrued and recorded in accordance with SEC reporting requirements and when they are paid and accounted as income in accordance with IRS rules. This means that amounts shown in the "W-2 Realized Compensation" column contain the compensation earned in the fourth quarter of 2012 and the first three quarters of 2013, but actually paid to the recipient in 2013.

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

✓
Pay for performance. Over 95% of compensation for CEO and other NEO is derived from non-equity incentive compensation program that is directly connected to actual operating income results, by far the vast component of Company performance.

✓
Linkage between performance measures and strategic objectives. Performance measures for non-equity incentive compensation program are linked to both strategic, near-term and long-term operating objectives designed to create long-term stockholder value.

✓	No tax gross ups. The Company does not provide tax gross ups for compensation related to equity or non-equity compensation plans.

✓	No repricing or exchange of underwater stock options. The Company's equity compensation program does not permit repricing or allow for exchange of underwater stock options.

✓	Insider trading policy that prohibits hedging of securities.

✓	Executive stock ownership guidelines. Designed to increase Executives' equity stake in the Company and to further align Executives interests more closely with those of shareholders.

✓	Annual vote on say-on-pay.

✓
Moderate change-in-control benefits. Change-in-control severance benefits are limited to realized gains on acceleration of unvested stock options; and, payment of one-half of total cash compensation received in the preceding 12 months only upon termination without cause; or, payment of one-half of base salary upon termination with cause with a non-compete agreement.

✓
"Prospective claw-back" of certain compensation in the event of restatement. Since the non-equity incentive compensation program is based on cumulative operating income, any operating losses that are incurred by the Company must be recovered from future operating profits before any amounts will be due to participating Executives.

✓
Independent oversight and disciplined methodology for allocation of the Bonus Pool. With respect to the Executive Incentive Compensation Plan, all amounts allocated to participating NEO, Executive Officers and other key employees, must be reviewed and approved by the Compensation Committee, all of whom are Independent Directors.

ELEMENTS

CASH	Salary	Modest base salaries.

Annual Incentive
Provides the potential for significant above-market compensation. Based on a percentage of a Bonus Pool (10% of pre-bonus operating income) intended to incentivize NEO, Executive Officers and other key employees, to retain and grow profitable business.

EQUITY	Stock Options	Broad-based employee stock option plan that vests 50% after three years and 25% each in years four and five and expire 10 years from date of grant.

ESPP
The Company maintains a voluntary Employee Stock Purchase Plan which allows all employees to purchase up to $21,250 of Common Stock annually. In general, the Company has no pension plans other than those required by statute and available to all employees.

RETIREMENT	401(k) Plan	The Company provides an annual match of up $1,500.
OTHER	Perquisites	No significant or material perquisites.

EMPLOYEE STOCK OPTION PLAN
A broad-based equity compensation program has historically been an important component of Expeditors’ overall compensation philosophy. The Company firmly believes that when used in a broad-based format, employee stock option grants provide a powerful means to align the interests of the Company’s employees with those of its shareholders. The Company, in 2005, instituted what it considered to be a very “pro-shareholder” policy of seeking annual shareholder approval of proposed stock option grants. Consistent with prior years, in 2013, 97% of stock options granted were awarded to employees that were not Executive Officers. Management and the Board of Directors feel strongly that broad-based stock option grants need to be a continuing component of the Company’s overall compensation program. At the annual meeting, the shareholders will be asked to approve the Company’s 2014 Stock Option Plan which will make available 2,750,000 shares of the Company’s authorized but unissued common stock for purchase upon exercise of options granted under this plan. One of the Company’s primary purposes for extending stock options to its employees is that the Company provides very limited retirement benefits. The Company has always stressed to its employees the importance of utilizing stock options as a means for providing for significant life events such as retirement, medical and other emergencies, and to provide for higher education costs for dependents, to name a few. See Proposal 3, approval of the 2014 Stock Option Plan found on page 34 for further information.
2002 EMPLOYEE STOCK PURCHASE PLAN
At the 2014 annual meeting, the shareholders are asked to approve an amendment to the Company’s 2002 Employee Stock Purchase Plan to increase, by 3,000,000 shares, the Company’s common stock available for purchase under the 2002 Employee Stock Purchase Plan. Management and the Board of Directors believe that the 2002 plan has contributed to strengthening the incentive of participating employees to acquire a greater proprietary interest in the Company. As was noted above when addressing the need for the approval of the 2014 Employee Stock Option plan, the Company provides very minimal retirement benefits, instead electing to provide opportunities to its employees to invest in the Company’s future by offering the potential to share a percentage of any increases in Company value. The 2002 Employee Stock Purchase Plan provides an excellent opportunity to do this without causing undue shareholder dilution. Please revert to Proposal 4 on page 38 for more information concerning the plan.
DIRECTOR COMPENSATION PROGRAM
Historically, the Board has used a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In 2008, the shareholders approved the 2008 Directors’ Restricted Stock Plan, which was only for the benefit of independent non-management directors ("Independent Directors") and terminated on June 1, 2013. Each Independent Director received $200,000 worth of Expeditors restricted stock on June 1st of each year beginning in 2008 through 2013. The Board is requesting shareholders approve the 2014 Directors' Restricted Stock Plan and 250,000 shares of stock to be authorized for issuances to Independent Directors. Under the 2014 Directors' Restricted Stock Plan, each Independent Director will receive $200,000 worth of Expeditors stock on May 20th of each year and such shares will vest immediately upon grant. Based on the current number of Independent Directors and history of shares issued under the 2008 Directors' Restricted Stock Plan, it is expected that 250,000 shares will be adequate for the five-year term of the 2014 Directors' Restricted Stock Plan. The 250,000 shares reserved for the 2014 Directors' Restricted Stock Plan, were subtracted from the 3,000,000 shares normally requested each year for employee stock options, so as to minimize any impacts of dilution to the shareholders. For more information regarding director compensation, see “Director Compensation” on page 12.
The Board has adopted a policy of stock ownership guidelines that require the Company’s Independent Directors to accumulate a minimum of 15,000 shares of the Company’s common stock over a six-year period from the date elected to the Board or policy adoption date.

GOVERNANCE HIGHLIGHTS
BOARD LEADERSHIP
Effective with Mr. Rose's retirement on March 1, 2014, and the appointment of Jeffrey S. Musser as CEO, the roles of Chairman and CEO were separated. If elected at the Annual Meeting, Mr. Rose will continue to serve as Chairman of the Board until May of 2015. Since Mr. Rose is not considered an independent Chairman, the Board will continue to maintain the position of Independent Lead Director established in 2010. The Independent Lead Director is selected by the Independent Directors to serve as a presiding director, with broad authority and responsibility over Board governance and operations. After Mr. Rose retires as Chairman in May of 2015, an Independent Board Chair will be selected by the independent directors. At that time, the Independent Lead Director position will no longer be necessary. See “Board Leadership Structure and Role in Risk Oversight" on page 5 for additional information.
DIRECTOR INDEPENDENCE
Currently 7 of the 11 director nominees are independent. All Committees are composed of Independent Directors.
MAJORITY VOTE STANDARD
The Company’s bylaws require that in an uncontested election each director will be elected by the vote of the majority of votes cast. See “Majority Vote Standard for Director Elections” on page 9 for more information.
INDEPENDENT DIRECTOR APPROVAL POLICY
The Board requires that any Board action be approved by a majority of Independent Directors. It is expected that the Board will return to a two-third majority vote in 2015, upon Mr. Rose’s retirement as Chairman of the Board.
BOARD RISK OVERSIGHT
The Board has oversight for risk management with a focus on the most significant risks facing the Company including strategic, operational, financial and legal and compliance risks. See “Board Leadership Structure and Role in Risk Oversight" on page 5 for additional information.

TABLE OF CONTENTS
PROXY STATEMENT	1	PROPOSAL 3—APPROVAL OF THE 2014 STOCK OPTION PLAN	34

PRINCIPAL HOLDERS OF VOTING SECURITIES	3	PROPOSAL 4—APPROVAL OF THE AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN	38

CORPORATE GOVERNANCE	4	PROPOSAL 5—APPROVAL OF THE 2014 DIRECTORS' RESTRICTED STOCK PLAN	41

PROPOSAL 1—ELECTION OF DIRECTORS	9	PROPOSAL 6—RATIFICATION OF THE APPOINTMENT OF KPMG LLP FOR THE YEAR ENDING DECEMBER 31, 2014	43

AUDIT COMMITTEE REPORT	12	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44

DIRECTOR COMPENSATION	12	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	44

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	14	DEADLINES FOR SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS	45

EXECUTIVE COMPENSATION	15	SOLICITATION OF PROXIES	45

COMPENSATION COMMITTEE REPORT	25	APPENDIX A—2014 STOCK OPTION PLAN	A-1

2013 SUMMARY COMPENSATION TABLE	26	APPENDIX B—2014 STOCK OPTION PLAN AGREEMENT	B-1

2013 GRANTS OF PLAN-BASED AWARDS TABLE	27	APPENDIX C—2002 EMPLOYEE STOCK PURCHASE PLAN AMENDMENT	C-1

2013 OPTION EXERCISES AND YEAR-END OPTION VALUE TABLES	28	APPENDIX D—2014 DIRECTORS' RESTRICTED STOCK PLAN	D-1

PROPOSAL 2—NON-BINDING VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	31	APPENDIX E—2014 DIRECTORS' RESTRICTED STOCK PLAN AGREEMENT	E-1

PROXY STATEMENT
This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the “Company”) for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Company’s offices at 1015 Third Avenue, Seattle, Washington on Wednesday, May 7, 2014, at 2:00 p.m. local time, and at any adjournment or adjournments thereof. Only shareholders of record at the close of business on March 6, 2014 (the “Record Date”) will be entitled to notice of and to vote at the meeting. On or about March 21, 2014, the Company will mail to shareholders either: (i) a copy of the Proxy Statement, a form of proxy and an Annual Report, or (ii) a notice of Internet availability of proxy materials, which will indicate how to access the proxy materials on the Internet.
You may instruct the proxies to vote ‘‘FOR’’ or ‘‘AGAINST’’ each proposal, or you may instruct the proxies to ‘‘ABSTAIN’’ from voting. Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 11 director nominees and one vote on each other proposal. If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted in accordance with the Board's recommendations as follows:

Proposal	Board Recommendation	Rationale for Board Recommendation
Election of 11 Directors	FOR each Director Nominee	Talented slate of nominees bringing the full complement of director skills to serve the Company.
Executive Compensation - advisory non-binding vote on compensation of the Named Executive Officers.	FOR	Executive compensation is aligned with Company's performance.
Approve 2014 Stock Option Plan - vote to approve a broad-based equity compensation program which includes the authorization of 2,750,000 shares available for grant.	FOR	To continue to align the interests of the Company's employees with those of the shareholders.
Approve Amendment to 2002 Employee Stock Purchase Plan - vote to approve amendment to the Company’s 2002 Employee Stock Purchase Plan which includes the authorization of 3,000,000 shares available for issuance.
	FOR	To reinforce the culture of ownership by continuing to allow and encourage all employees to own stock in the Company.
Approve 2014 Directors' Restricted Stock Plan - vote to approve Directors’ Restricted Stock Plan which includes authorization of 250,000 shares available for grant.	FOR	To continue to allow the Company to compensate its Independent Directors with Common Stock in the equivalent amount of $200,000 per year, per Director, upon election.
Ratification of Auditors - ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014.	FOR	KPMG LLP is independent and knowledgeable of Company operations with global coverage.
The Proxy Statement and Annual Report are available to the Company’s registered holders and employee stock purchase plan participants at www.envisionreports.com/expd and to the Company’s beneficial holders at www.edocumentview.com/expd.
Whether or not you plan to attend the meeting in person, please submit your vote and proxy by telephone or by Internet in accordance with the instructions on your proxy card. This will ensure a quorum at the meeting. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying proxy statement.
Abstentions are counted for quorum purposes. If you return a signed proxy card/voting instruction form to allow your shares to be represented at the annual meeting, but do not indicate how your shares should be voted on one or more proposals listed above, then the proxies will vote your shares as the Board of Directors recommends on those proposals. Other than the proposals listed above, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment.
Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.
If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, the non-binding vote approving compensation of Named Executive Officers, the approval of the 2014 Stock Option Plan, the approval of the amendment to the 2002 Employee Stock Purchase Plan and the approval of the 2014 Directors' Restricted Stock Plan. If you hold your shares in street name and you do not instruct your bank or broker how to vote in these matters, no votes will be cast on your behalf. Your bank or broker will have discretion to vote any uninstructed shares on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting.
VOTING SECURITIES
The only outstanding voting securities of the Company are shares of Common Stock, $.01 par value (the “Common Stock”). As of the Record Date, there were 201,065,104 shares of Common Stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.
Under Washington law and the Company’s bylaws, if a quorum is present, the eleven nominees for election to the Board of Directors who receive the majority of the votes cast by voters physically present at the Annual Meeting or represented by proxy shall be elected Directors. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees and therefore will have no effect on the outcome of the election.
With respect to the proposals for a non-binding vote approving the compensation of Named Executive Officers, approval of the 2014 Stock Option Plan, the approval of the amendment to the 2002 Employee Stock Purchase Plan, the approval of the 2014 Directors' Restricted Stock Plan and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, such proposals will be approved if the votes cast by voters physically present at the Annual Meeting or represented by proxy in favor of the proposal exceed the votes cast against such proposal. Abstentions and broker non-votes will not be counted either in favor of or against such proposals and, therefore, will have no effect on the outcomes of such proposals.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted on.
Proxies and ballots will be received and tabulated by Computershare Trust Company, N.A., an independent business entity not affiliated with the Company.
The Common Stock is listed for trading on the NASDAQ Global Select Market under the symbol EXPD. The last sale price for the Common Stock, as reported by NASDAQ on March 6, 2014, was $39.54 per share.

PRINCIPAL HOLDERS OF VOTING SECURITIES
The following table sets forth information, as of December 31, 2013, with respect to all shareholders known by the Company to be beneficial owners of more than five percent of its outstanding Common Stock. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355	15,366,543(1)	7.47%
Fiduciary Management, Inc., 100 East Wisconsin Avenue, Suite 2200, Milwaukee, WI 53202	12,114,390(2)	5.89%
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022	11,623,227(3)	5.70%
 ___________________

(1)
The holding shown is as of December 31, 2013, according to Schedule 13G/A dated February 6, 2014 filed by The Vanguard Group, an investment adviser. The Vanguard Group reports that it has sole voting power with respect to 334,058 shares of common stock, sole dispositive power with respect to 15,053,685 shares of common stock and shared dispositive power of 312,858 shares of common stock.

(2)	The holding shown is as of December 31, 2013, according to Schedule 13G dated February 14, 2014 filed by Fiduciary Management, Inc., an investment adviser.

(3)
The holding shown is as of December 31, 2013, according to Schedule 13G/A dated January 17, 2014 filed by BlackRock, Inc., a parent holding company. BlackRock, Inc. reports that it has sole voting power with respect to 9,687,927 shares of common stock.

CORPORATE GOVERNANCE
The Board and Nominating Committee expect each non-management director to be free of interests or affiliations that could give rise to a biased approach to directorship responsibilities or a conflict of interest, and free of any significant relationship with the Company that would interfere with the director’s exercise of independent judgment. The Board and Nominating Committee also expect each director to act in a manner consistent with a director’s duties of loyalty and care. All nominees for election must comply with the applicable requirements of the Company’s Bylaws, which can be found on the Securities and Exchange Commission website at www.sec.gov as Exhibit 3.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on or about December 23, 2013. The Company’s Executive Officers may not serve on boards of other corporations whose executive officers serve on the Company’s Board.
Board of Directors

◦	Key Responsibilities: Strategic oversight; corporate governance; stockholder advocacy; and leadership.

◦	Meetings in 2013: 8

◦	Directors: Peter J. Rose, Chairman; Board consists of 11 Directors, 7 of whom are Independent.

◦	Independent Lead Director: Robert R. Wright

◦	Board has designated that only Independent Directors can serve as Committee members.
Audit Committee

◦	Key Responsibilities: Meeting with the internal financial and audit staff of the Company and members of the independent registered public accounting firm engaged by the Company to review:

▪	the scope and findings of the annual audit and other procedures;

▪	quarterly and annual financial statements; and

▪	the internal controls employed by the Company.

◦	Meetings in 2013: 4

◦	Directors: Robert R. Wright, Chair and Financial Expert; Mark A. Emmert; and Liane J. Pelletier.

◦	Committee Report: Please refer to page 12.
Compensation Committee

◦
Key Responsibilities: Consultation with management in establishing the Company’s policies on senior management compensation; overseeing the implementation of short and long term compensation programs for senior management; determining base salary, participation level in the Executive Incentive Compensation Plan and stock option grants to the CEO; ensuring that incentive compensation programs are consistent with the Company’s annual and long term performance objectives and do not encourage unnecessary or excessive risk taking; and reviewing and recommending to the Board of Directors on compensation of non-management directors.

◦	Meetings in 2013: 5

◦	Directors: John W. Meisenbach, Chair; Robert R. Wright; and Michael J. Malone.

◦	Committee Report: Please refer to page 25.
Nominating and Corporate Governance Committee

◦	Key Responsibilities: Identifying and recommending candidates to be nominated by the Board for election as directors and providing leadership role with respect to corporate governance of the Company.

◦	Meetings in 2013: 2

◦	Directors: Dan P. Kourkoumelis, Chair; Mark A. Emmert; Liane J. Pelletier; and Tay Yoshitani.

Key Corporate Governance Policies Include:

✓	Annual election of all directors.

✓	Majority vote standard in uncontested elections. Each director must be elected by a majority of votes cast, not a plurality.

✓	No stockholder rights plan (“poison pill”).

✓	Separate CEO and Chairman role.

✓	The majority of the Board is comprised of Independent Directors.

✓	Independent Lead Director.

✓
Independent Board Committees. Each of the Audit, Compensation and Nominating and Governance Committees is made up of Independent Directors. Each standing Committee operates under a written charter that has been approved by the Board.

✓	Independent Director approval requirements. Policy requires any Board action to be approved by a majority of the independent directors.

✓	Independent Director authority. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has the authority to retain independent advisors.

✓
Robust Code of Business Conduct. The Company is committed to the highest standards of legal and ethical business conduct. This Code of Business Conduct summarizes the legal, ethical and regulatory standards that Expeditors must follow and is a reminder to the Company's directors, officers and employees of the seriousness of Expeditors' commitment to compliance. Compliance with this Code of Business Conduct and the highest standards of business conduct is mandatory for every Expeditors director, officer and employee. The Company’s Code of Business Conduct is available at www.expeditors.com.

✓	Regular Board self-evaluation process. The Board and each committee evaluates its performance on an annual basis.

✓	Stock ownership guidelines for executives and directors. Significant requirements strongly link the interests of the Board and management with those of stockholders.
Board Leadership Structure and Role in Risk Oversight
There are currently eleven members of the Board, four current and former management directors and seven independent non-management directors ("Independent Directors"). The Board has a Lead Independent Director ("Lead Director") and three standing committees: Audit, Compensation and Nominating and Corporate Governance. All of the Board committees are comprised solely of the seven independent non-management directors. The four current and former management directors have been deliberately excluded from membership on any of the Board’s standing committees. The Independent Directors hold executive sessions at Board and Committee meetings, as needed, and at such other times as they deem appropriate.
The role of Chairman and Chief Executive Officer was combined when Mr. Rose was appointed to these roles in 1991 and separated effective upon Mr. Rose's retirement as Chief Executive Officer on March 1, 2014. Mr. Rose will remain as the Chairman, if elected, through to the next Annual Meeting in May 2015. For purposes of 2014, Mr. Rose will continue to be considered a non-independent Chairman. Mr. Rose was succeeded as Chief Executive Officer by Jeffrey S. Musser. Mr. Musser is the son-in-law to Mr. Rose and during the period Mr. Rose serves as non-independent Chairman, he will report independently and directly to the Board via the Lead Director.
Management is responsible for the assessment and management of risk and brings to the attention of the Board the material risks to the Company. The Board of Directors provides oversight and guidance to management regarding the material risks. Further, the Board has delegated oversight responsibilities for certain areas of risk to its three standing committees as described below. The Board and its committees regularly discuss with management the Company’s strategies, goals and policies and inherent associated risks in order to assess appropriate levels of risk taking and steps taken to monitor and control such exposures. The Board of Directors believes that the risk management processes in place for the Company are appropriate. The Company believes that the active oversight role played by the Lead Director as well as its Board Committees, which consist solely of Independent Directors, provides the appropriate level of independent oversight for the Company.
Following the completion of Mr. Rose's service as the Chairman of the Board in 2015, the position of Chairman of the Board shall be filled by a director that is “independent” within the meaning of all applicable independence requirements of the NASDAQ Stock Market and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any rules and regulations promulgated thereunder. Following the appointment of an Independent Director to the position of Chairman of the Board, the position of Lead Director shall be suspended.
Lead Independent Director
On May 5, 2010, the Board of Directors appointed Robert R. Wright to the role of Lead Director. As Lead Director, Mr. Wright is responsible for: (1) presiding at all meetings of the Board if/when the Chairman is not able to be present; (2) presiding at executive sessions of the Independent directors; (3) advising the Chairman and the Chief Executive Officer as to Board agenda items and meeting dates; (4) being a liaison between the Chairman and the Chief Executive Officer and the Independent Directors; and (5) any other duties as requested by the Board, which include but are not limited to: approving information sent to the Board; approving meeting agendas for the Board; approving meeting schedules to assure adequate time for discussion of all agenda items; calling meetings of Independent Directors; and, if requested by major shareholders, ensuring that he is available for consultation and direct communication.
Board and Committee Meetings
The Board of Directors held eight meetings during the year ended December 31, 2013.
The Board of Directors has determined that Messrs. Kourkoumelis, Malone, Meisenbach, Wright, Yoshitani, Ms. Pelletier and Dr. Emmert, are independent under the applicable independence standards set forth in the rules promulgated under the Exchange Act and the rules of the NASDAQ Stock Market.
In 2013, each director attended at least 75% of the aggregate of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which they served. While the Company has no established policy requiring directors to attend the Annual Meeting, historically, and in 2013, all members, with the exception of Mr. Malone, serving at the time were in attendance.
No members of management serve on any of the committees of the Board of Directors. All committee members are Independent Directors.
Audit Committee
The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act which consists of Mr. Wright, Ms. Pelletier and Dr. Emmert. Mr. Wright was elected Chairman on May 6, 2009 and the Board of Directors has determined that he is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is independent under the NASDAQ independence standards applicable to audit committee members.
The function of the Audit Committee is set forth in the Audit Committee Charter which can be found on the Company’s website at www.expeditors.com. In general, these responsibilities include meeting with the internal financial and audit staff of the Company and members of the independent registered public accounting firm engaged by the Company to review (i) the scope and findings of the annual audit and other procedures; (ii) quarterly and annual financial statements; (iii) accounting policies and procedures and the Company’s financial reporting; (iv) approve or ratify any related person transaction; and (v) the internal controls employed by the Company. The Audit Committee has sole authority to appoint, retain, determine funding for, and oversee the Company’s independent registered public accounting firm. The Audit Committee also pre-approves all services to be provided by the Company’s independent registered public accounting firm.

Compensation Committee
The Board of Directors has a Compensation Committee which consists of Messrs. Malone, Meisenbach and Wright. Mr. Meisenbach was elected Chairman on May 5, 2010. The Compensation Committee Charter can be found on the Company’s website at www.expeditors.com.The function of the Compensation Committee includes (i) consultation with management in establishing the Company’s general policies relating to senior management compensation; (ii) overseeing the implementation of short and long-term compensation programs for senior management; (iii) ensuring that incentive compensation programs are consistent with the Company’s annual and long-term performance objectives and do not encourage unnecessary or excessive risk taking by employees; and (iv) reviewing and making recommendations to the Board of Directors periodically with respect to the compensation of all Independent Directors, including compensation under the Company's equity-based plans. The Compensation Committee has been appointed by the Board of Directors to administer the Company’s stock option plans.
Nominating and Corporate Governance Committee
The Board of Directors has a Nominating and Corporate Governance Committee, which consists of Messrs. Kourkoumelis and Yoshitani, Dr. Emmert and Ms. Pelletier. The Nominating and Corporate Governance Committee ("Nominating Committee") Charter, which can be found on the Company’s website at www.expeditors.com, states that the Nominating Committee will assist the Board of Directors by (i) identifying individuals qualified to become members of the Board of Directors, and to recommend the director nominees for the election to be held at the next annual meeting of shareholders; (ii) identifying individuals qualified to become members in the event of a vacancy, and to recommend to the Board of Directors qualified individuals to fill any such vacancy; (iii) recommending to the Board of Directors, on an annual basis, director nominees for each Board of Directors committee; and (iv) providing a leadership role with respect to corporate governance of the Company.
Director Nomination Process
The Policy on Director Nominations, which can be found on the Company’s website at www.expeditors.com, describes the process by which director nominees are selected by the Nominating Committee, and includes the criteria the Nominating Committee will consider in determining the qualifications of any candidate for director. Among the qualifications, qualities and skills of a candidate considered important by the Nominating Committee are a candidate’s integrity, ethical character, business judgment, professional experience, expertise, and diversity in experiences and perspectives. Also of consideration and interest in director nominees are the experiences that personal diversity, including ethnicity, gender and education can add to the Board of Directors. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.
As a global company, our organization is comprised from top to bottom of people from diverse backgrounds, with nearly 14,000 employees worldwide, representing more than 60 countries. As a result, the Nominating Committee seeks director candidates with a wide diversity of business and professional experience, skills, gender and ethnic background, which when taken as a whole, will provide the necessary experience, background and leadership to oversee the Company. The Company believes the current nominees for the Board of Directors have considerable diversity in business backgrounds and education, as well as cultural, gender and ethnic diversity. As new Board positions are filled, the Nominating Committee will actively seek qualified candidates, including those within its current Board members’ community and professional networks, that might allow the Board to benefit from potentially different perspectives arising from further gender, ethnic and cultural diversity. In the event a search firm is utilized, the firm will be specifically instructed to actively seek qualified candidates with gender, ethnic and cultural diversity. The Nominating Committee annually reviews its nomination procedures to assess the effectiveness of the Policy on Director Nominations.
The Nominating Committee considers candidates for director who are recommended by its members, by management, and by search firms retained by the Nominating Committee. In addition, the Nominating Committee will evaluate candidates proposed by any single shareholder or group of shareholders that has beneficially owned more than five percent of the Company’s common stock for at least one year and that satisfies certain notice, information and consent provisions in the Company’s Policy on Director Nominations (such individual or group, the “Qualified Stockholder”). In addition, a shareholder may nominate a candidate for election to the Board of Directors if the shareholder complies with the notice, information and consent provisions of Article II of the Company’s Bylaws which can be found on the Securities and Exchange Commission website at www.sec.gov filed as Exhibit 3.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on or about December 23, 2013. As required by the Company’s Bylaws, the notice must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders called for the election of directors. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
The Nominating Committee evaluates all candidates, including incumbent directors, in accordance with the criteria described above and in the Policy on Director Nominations. All candidates for director who, after evaluation, are then recommended by the Nominating Committee and approved by the Board of Directors will be included in the Company’s recommended slate of director nominees in its proxy statement.
Communications with the Board of Directors
Shareholders may communicate with the Board of Directors and the procedures for doing so are located on the Company’s website at www.expeditors.com. Information regarding the submission of comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters can be found in Section 1.18 of the Company's Code of Business Conduct on the Company’s website at www.expeditors.com.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during fiscal 2013 were: Messrs. Malone, Meisenbach and Wright for all of fiscal 2013; and Dr. Emmert and Mr. Yoshitani until May 1, 2013. No member of the Compensation Committee is or has been an officer or employee of the Company and none had any interlocking relationships with any other entities of the type that would be required to be disclosed in this Proxy Statement.

PROPOSAL 1—ELECTION OF DIRECTORS
The Company’s bylaws require a Board of Directors composed of not less than six nor more than eleven members. A Board of Directors consisting of eleven directors will be elected at the Annual Meeting to hold office until the next annual meeting of shareholders or until the election or qualification of his or her successor. Any vacancy resulting from the non-election of a director may be filled by the Board of Directors. The Board of Directors has unanimously approved the nominees named below. All nominees are members of the current Board of Directors.
Majority Vote Standard for Director Elections
The Company’s bylaws require that in an uncontested election each director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. A share which is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction, shall not be considered a vote cast.
In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director; (b) the date on which the Board of Directors appoints an individual to fill the office held by that director; or (c) the date of the director’s resignation. Under the Company’s resignation policy, any director who does not receive a majority vote in an uncontested election will resign immediately.
The Board may fill any vacancy resulting from the non-election of a director as provided in the Company’s bylaws. The Nominating Committee will consider promptly whether to fill the position of a nominee who fails to receive a majority vote in an uncontested election and may make a recommendation to the Board of Directors about filling the position. The Board will act on the Nominating Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, no director who fails to receive a majority vote for election will participate in the Nominating Committee recommendation or Board decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors (a) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable, and (b) may in the interim fill one or more positions with the same director(s) who will continue in office until their successors are elected.
Nominees
This year's nominees consist of seven independent directors, including the lead independent director, and four current and former management directors. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the eleven nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors or the seat will remain open until the Board of Directors identifies a nominee.
All directors hold office until the next annual meeting of shareholders of the Company and the election and qualification of his or her successor or until the director's earlier death, resignation, removal or termination of term.
The following persons are nominated to serve as directors until the Company’s 2015 Annual Meeting of Shareholders:
Peter J. Rose has served as a director and Vice President of the Company since July 1981. Mr. Rose was elected a Senior Vice President of the Company in May 1986, Executive Vice President in May 1987, President and Chief Executive Officer in October 1988, and Chairman and Chief Executive Officer in May 1991. Mr. Rose retired as Chief Executive officer effective March 1, 2014. He will remain as Chairman of the Board if elected until the Annual Meeting of Shareholders in May of 2015. Mr. Rose’s qualifications to serve on the Board of Directors include his nearly 50 years of experience in the international transportation industry and his many years of senior management and director experience. Mr. Rose is the father-in-law of Jeffrey S. Musser, the Company’s President and Chief Executive Officer.
Robert R. Wright became a director of the Company in May 2008, was appointed Chair of the Audit Committee in May 2009 and Lead Director in May 2010. Since 2002, Mr. Wright has been the President and Chief Executive Officer of Matthew G. Norton Co., a real estate investment, development and management firm based in Seattle, Washington. Prior to joining Matthew G. Norton, Mr. Wright was the Regional Managing Partner of Tax for Arthur Andersen and the Chief Financial Officer of Brinderson Ltd., a construction and real estate development company. He currently serves on the Board of Directors for two privately held companies, Matthew G. Norton Co. and Stimson Lumber Company. Mr. Wright’s qualifications to serve on our Board of Directors include his over 20 years of senior leadership and management experience with a focus on the areas of tax, finance and real estate, in private industry and the public accounting environment.
Mark A. Emmert became a director of the Company in May 2008. Since 2010 he has been President of the National Collegiate Athletic Association. From 2004 to 2010, Dr. Emmert served as the President of the University of Washington ("UW") and is now President Emeritus. Prior to the UW, he was chancellor of Louisiana State University. He also served as the chancellor of the University of Connecticut and held administrative and academic positions at the University of Colorado and Montana State University. Dr. Emmert is currently on the Board of Directors of the Weyerhaeuser Company and of Omnicare, Inc. and is a Life Member of the Council on Foreign Relations and a Fellow of the National Academy of Public Administration. Dr. Emmert’s qualifications to serve on the Board of Directors include his many years of experience in the administration of educational and personnel development programs, as well as his expertise in the leadership and management of complex operations with rigid public oversight requirements, and international affairs.
R. Jordan Gates joined the Company as its Controller-Europe in February 1991. Mr. Gates was elected Chief Financial Officer and Treasurer of the Company in August 1994, Senior Vice President-Chief Financial Officer and Treasurer in January 1998, Executive Vice President-Chief Financial Officer and Treasurer in May 2000 and President and Chief Operating Officer of the Company in January 2008, Mr. Gates was also elected as a director in May 2000. Mr. Gates’ qualifications to serve on the Board of Directors include his over 20 years of experience in the international transportation industry, primarily in accounting, finance and operations, and his many years of senior management and director experience.
Dan P. Kourkoumelis became a director of the Company in March 1993. From 1967 through 1998, Mr. Kourkoumelis was employed in various positions by Quality Food Centers, Inc., a supermarket chain, and became a member of its Board of Directors in April 1991. He was appointed Executive Vice President in 1983 and Chief Operating Officer in 1987, President in 1989 and served as Chief Executive Officer from 1996 to September 1998. Mr. Kourkoumelis is a member of the Board of Directors of the Western Association of Food Chains. Mr. Kourkoumelis’ qualifications to serve on the Board of Directors include his over 20 years of senior leadership, financial and management experience in a public corporation environment with a primary focus on providing superior customer service.
Michael J. Malone has been a director of the Company since August 1999. Mr. Malone is the retired Chairman and Chief Executive Officer of AEI/DMX Music, a $150 million, multinational music programming and distribution company that he founded in 1971 and subsequently sold via merger to Liberty Media, Inc. in May 2001. From the May 2001 merger through February 7, 2005, Mr. Malone served as Chairman of Maxide Acquisition, Inc., the holding company for DMX Music, Inc. and a subsidiary of Liberty Media Corporation. Mr. Malone currently has interests in several premium hotels and restaurants, including the Sorrento Hotel. He is also currently Principal of Hunters Capital, LLC, a Northwest Real Estate Development and Management Company. Mr. Malone is a member of the Board of Directors of HomeStreet Bank. Mr. Malone’s qualifications to serve on the Board of Directors include his entrepreneurial skills, as well as his over 20 years of senior leadership and management experience with international operations in a business driven by customer service.
John W. Meisenbach became a director of the Company in November 1991 and was appointed Chair of the Compensation Committee in May 2010. Since August of 2010, Mr. Meisenbach has been the Chairman of the Board for MCM, a financial services company. Prior to being Chairman, Mr. Meisenbach was the President of MCM from 1962 to December, 2008 and Chief Executive Officer from December 2008 to February 2013. He currently serves on the Board of Directors of Costco Wholesale Corporation, a wholesale membership store chain and M Financial Holdings, a financial services organization. Mr. Meisenbach is a member of the Board of Directors of the American Foundation for Chess; a trustee of Seattle Children’s Hospital Foundation, a child health care and pediatric center; and a trustee emeriti of Seattle University, a private university. He is active in numerous industry and civic organizations including the United Way of King County; Global Partnerships; Medical Teams International; and Zion Preparatory Academy. Mr. Meisenbach’s qualifications to serve on the Board of Directors include his over 40 years of senior leadership and management experience in the customer oriented financial services industry, including venture capital, employee benefits and business financing.
Jeffrey S. Musser joined the Company in February 1983 and was promoted to District Manager in October 1989. Mr. Musser was elected to Regional Vice President in September 1999, Senior Vice President-Chief Information Officer in January 2005 and to Executive Vice President and Chief Information Officer in May 2009. Mr. Musser assumed the role as Director, President and Chief Executive Officer in March of 2014. Mr. Musser’s qualifications to serve on the Board of Directors include his nearly 31 years of experience in the international transportation industry and his many years of corporate leadership responsibilities combined with his background in the information technology discipline. Mr. Musser is the son-in-law to Peter J. Rose, the Company’s current Chairman of the Board.
Liane J. Pelletier became a Director of the Company in May 2013. Ms. Pelletier is the former Chairman, Chief Executive Officer and President of Alaska Communications Systems, an Alaska based integrated communication services provider, leading the firm from October 2003 to April 2011. From November 1986 to October 2003, Ms. Pelletier held a number of executive positions at Sprint Corporation (now known as Sprint Nextel Corporation), a United States based wireless communications company. Ms. Pelletier is a member of the Board of Directors of Washington Federal, Atlantic Tele-Network and Icicle Seafoods. Ms. Pelletier's qualifications to serve on the Board of Directors include her over 25 years of senior leadership and management experience in the telecommunications industry, including past and current positions as Chairman, Lead Independent Director, and member of Audit, Risk, Nominating and Compensation Committees; and her status as Board Leadership Fellow Credential of the National Association of Corporate Directors. Both her corporate career and her board service span firms where there is material focus on regulation, information technology and security, foreign operations and customer service.
James L.K. Wang has served as a director and the Managing Director of Expeditors International Taiwan Ltd., the Company’s former exclusive Taiwan agent, since September 1981. In October 1988, Mr. Wang became a director of the Company and its Director-Far East, and Executive Vice President in January 1996. In May 2000, Mr. Wang was elected President-Asia Pacific. Mr. Wang’s qualifications to serve on the Board of Directors include his nearly 40 years of experience in the international transportation industry, primarily in Asia, and his many years of senior management and director experience.
Tay Yoshitani became a director of the Company in August of 2012. Since March of 2007 he has been the Chief Executive Officer of the Port of Seattle. From 2004 to 2007, he served as the Senior Advisor to the National Association of Waterfront Employers and from 2001 to 2004, was the Executive Director of the Port of Oakland. Prior to that he was the Executive Director for the Port of Baltimore. He is currently the Chairman of the Board of the American Association of Port Authorities. Mr. Yoshitani is a graduate of United States Military Academy, served five years, which included service in Vietnam with the Corps of Engineers, in the US Army and retired with the rank of Captain. He also has an MBA from Harvard Business School. He currently serves on the Boards of the Eno Center for Transportation, the Seattle Foundation and on the boards of a number of other local Seattle civic and trade-related organizations. Mr. Yoshitani’s qualifications to serve on the Board of Directors include his over 20 years of senior leadership and management experience in the ocean transportation industry and over 10 years in airport operations.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF DIRECTORS.

AUDIT COMMITTEE REPORT
The Audit Committee was established in 1984 by action of the Board of Directors. The function of the Audit Committee is set forth in an Audit Committee Charter (the “Audit Charter”) and can be found on the Company’s website at www.expeditors.com.
Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, selected each year by the Audit Committee, is responsible for performing an independent audit of the Company’s consolidated financial statements, and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and for issuing reports thereon. As described in the Audit Charter, the Audit Committee’s responsibility is generally to monitor and oversee these processes. Each member of the Audit Committee was and is independent of management according to both the letter and spirit of the applicable rules.
In addition to its other responsibilities under the Audit Charter, the Audit Committee has reviewed and discussed with management of the Company the Company’s audited consolidated financial statements for the year ended December 31, 2013. The Audit Committee has discussed with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for 2013, the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communication with Audit Committees), as amended, as adopted by the PCAOB. In addition, the Audit Committee has received from KPMG the written disclosures and the letter required by the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG the auditor’s independence from the Company and its management.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Robert R. Wright, Chairman
Mark A. Emmert
Liane J. Pelletier
DIRECTOR COMPENSATION
Historically, the Company has used a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. On June 1, 2007, all remaining stock options authorized under the 1993 Directors’ Stock Option Plan were granted to the independent non-management members of the Company’s Board of Directors. On May 7, 2008, the shareholders approved the 2008 Directors’ Restricted Stock Plan and on June 1, 2013, the plan terminated. In setting director compensation, the Company considers the amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required as members of the Board and its Committees.
Cash Compensation Paid to Board Members
In 2013, members of the Board who are not employees of the Company were entitled to receive an annual cash retainer of $30,000 and $1,000 per day for attending meetings and performing operational reviews. Mr. Wright was paid an additional retainer of $75,000 for his role as Lead Director. Annual cash retainers, or a pro-rata amount, are paid at the first Board meeting following election or appointment to the Board. Effective immediately after the 2014 Annual Meeting, the Lead Director retainer will be reduced to $50,000 and an annual retainer will be paid to the Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees of $25,000, $10,000 and $10,000, respectively.
2008 Directors’ Restricted Stock Plan
The 2008 Directors’ Restricted Stock Plan was only for the benefit of the independent non-management directors. Each independent non-management director received $200,000 worth of the Company’s restricted stock on June 1st of each year. The stock vested ratably over 12 months and dividends were forfeited until all shares for that grant year had been fully vested. On June 1, 2013, each Independent Director elected at the 2013 Annual Meeting of Shareholders received 5,124 shares with a fair value of $39.03 per share. The taxation ramifications for the issuance of these shares were the sole responsibility of each outside director. The 2008 Directors’ Restricted Stock Plan terminated on June 1, 2013.
2014 Directors' Restricted Stock Plan
If approved by the shareholders, the 2014 Directors' Stock Grant Plan will be solely for the benefit of the Independent Directors. Each Independent Director receives $200,000 worth of the Company's stock on May 20th of each year. All shares are expected to be fully vested at time of grant. The taxation ramifications for the issuance of these shares are the sole responsibility of each Independent Director.
Stock Option Program
Prior to 2008, on June 1st of each year, each Independent Director received a stock option grant of 32,000 shares at the closing market price on the date of grant. Until an option is exercised, shares subject to options cannot be voted and do not receive dividends or dividend equivalents.
Director Stock Ownership Guidelines
On February 24, 2014, the Board adopted a policy regarding Director stock ownership guidelines. These stock ownership guidelines are applicable to the Company’s Independent Directors and are designed to increase Directors’ equity stakes in the Company. The guidelines require Independent Directors to accumulate a minimum of 15,000 shares of the Company’s common stock over a six-year period from the date elected to the Board or the policy adoption date. This policy excludes stock option grants from the ownership calculation. This policy is governed by the Compensation Committee.
Director Summary Compensation Table for the Fiscal Year Ended December 31, 2013
The table below summarizes the compensation paid by the Company to Independent Directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Mark A. Emmert	$39,000	199,990	—	—	—	$238,990
Dan P. Kourkoumelis(2)	$38,000	199,990	—	—	—	$237,990
Michael J. Malone(2)	$38,000	199,990	—	—	—	$237,990
John W. Meisenbach(2)	$38,000	199,990	—	—	—	$237,990
Liane J. Pelletier	$39,000	199,990	—	—	—	$238,990
Robert R. Wright	$115,000	199,990	—	—	—	$314,990
Tay Yoshitani	$38,000	199,990	—	—	—	$237,990
___________________

(1)
This column represents the aggregate grant date fair value of restricted shares granted in 2013. The fair value of restricted stock awards is based on the fair market value of the Company’s shares of common stock on the date of grant. Each Independent Director holds 2,135 unvested restricted shares.

(2)	As of December 31, 2013 there were 128,000, 96,000 and 64,000 vested option awards held by Messrs. Kourkoumelis, Malone and Meisenbach, respectively.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table lists the names and ages, and the amount and nature of the beneficial ownership of Common Stock of each Director and nominee, of each of the Named Executive Officers described in the Summary Compensation Table, and all Directors and Executive Officers as a group at March 6, 2014. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name	Age	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Nominees:
Peter J. Rose(1)	70	1,043,287	*
Robert R. Wright(2)	54	19,878	*
Mark A. Emmert(2)	61	23,669	*
R. Jordan Gates(3)	58	443,863	*
Dan P. Kourkoumelis(4)	62	177,534	*
Michael J. Malone(5)	69	229,378	*
John W. Meisenbach(6)	77	163,284	*
Jeffrey S. Musser(7)	48	187,362	*
Liane J. Pelletier(2)	56	4,697	*
James L.K. Wang(8)	65	537,246	*
Tay Yoshitani(2)	67	4,697	*
Additional Named Executives Officers:
Robert L. Villanueva(9)	61	191,578	*
Bradley S. Powell(10)	53	37,360	*
All Directors and Executive Officers as a group (22 persons)(11)		4,303,807	2.14%
___________________
*    Less than 1%

(1)	Includes 1,025,389 shares held in trust for which Mr. Rose maintains voting and dispositive authority and 5,000 shares subject to purchase options exercisable within sixty days.

(2)	Includes 4,697 restricted shares for which the director has sole voting power, but dispositive power is restricted through May 31, 2014.

(3)	Includes 21,822 shares subject to purchase options exercisable within sixty days.

(4)
Includes 128,000 shares subject to stock options exercisable within sixty days and 4,697 restricted shares for which the director has sole voting power, but dispositive power is restricted through May 31, 2014.

(5)
Includes 96,000 shares subject to stock options exercisable within sixty days and 4,697 restricted shares for which the director has sole voting power, but dispositive power is restricted through May 31, 2014.

(6)
Includes 64,000 shares subject to stock options exercisable within sixty days and 4,697 restricted shares for which the director has sole voting power, but dispositive power is restricted through May 31, 2014.

(7)	Includes 134,293 shares held in trust for which Mr. Musser maintains voting and dispositive authority and 49,677 shares subject to stock options exercisable within sixty days.

(8)	Includes 25,000 shares subject to purchase options exercisable within sixty days.

(9)	Includes 147,361 shares held in trust for which Mr. Villanueva maintains voting and dispositive authority and 39,572 shares subject to stock options exercisable within sixty days.

(10)	Includes 34,000 shares subject to stock options exercisable within sixty days.

(11)
Includes 801,821 shares subject to stock options exercisable within sixty days and 32,879 restricted shares for which the directors have sole voting power, but dispositive power is restricted through May 31, 2014. No Director or Executive Officer has pledged Company stock.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Program
The Compensation Committee of the Board of Directors (all of whom are independent, non-management directors) has responsibility for the determination and oversight of the Company's executive compensation program ("Compensation Program"), which consists of the following key components:

•	Base salaries for Executive Officers, which are set annually.

•
The Company’s executive non-equity incentive compensation plan (the "Executive Incentive Compensation Plan"), as approved by shareholders in 2008. This oversight includes approving participants of the Executive Incentive Compensation Plan, as well as the percentage each participant will receive from amounts available for distribution under the plan and authorizing the actual payments of the Executive Incentive Compensation Plan before they occur.

•
The Company’s equity compensation plans, consisting of both non-qualified and incentive stock option grants. This oversight includes recommending the amount of total options to be submitted for shareholder approval via the Company’s annual proxy statement, as well as approving the amounts of stock options awarded to Executive Officers.

•	Employment agreements with Executive Officers.
Throughout this Proxy Statement, the individuals who served as the Company’s Chief Executive Officer, President-Asia Pacific, President and Chief Operating Officer, President-The Americas and Senior Vice President and Chief Financial Officer during fiscal 2013, included in the Summary Compensation Table on page 26 are referred to as the Named Executive Officers ("NEO"). The term Executive Officer refers to individuals who are NEO and senior management who participate in the Compensation Program. The term Senior Management includes all NEO, Executive Officers and other corporate officers, selected direct reports and staff of the Company.
General Philosophy and Objectives
The Company believes that their overall established compensation programs, which have been in place since the Company became a publicly traded entity, are one of the unique characteristics responsible for differentiating our performance from that of many of our competitors. Throughout the Company’s history, managers, including the most senior managers, have been compensated through a combination of three basic compensation techniques. These consist of:

1.	A fixed and modest base salary, one that is intended to be substantially lower (48-91% lower in cases of Executive Officers) than comparable base salaries for similar positions in our industry;

2.	A broad-based equity compensation program in the form of stock option grants made to individual employees; and

3.
A non-equity incentive compensation program based upon a fixed percentage of the cumulative operating income of the business unit controlled by each key employee, with no upper limit on the potential dollar amount that can be earned through sustained business growth.

The Company has maintained a consistent compensation philosophy: offer a confident and capable individual a modest base salary and the opportunity to share in a fixed and determinable percentage of the operating income generated by the business unit under his or her control. Growth in individual compensation will only occur in conjunction with an increase in a cumulative contribution to Company profits. Key elements of this compensation philosophy include:

1.	Encouraging each manager to think and act as an entrepreneur;

2.	Establishing compensation levels that are not perceived as being arbitrary;

3.	Developing financial rewards that are team-oriented; and

4.	Closely aligning the interests of the individual employee with the goals of the Company and returns to the shareholders.
Using this compensation model, changes in individual incentive compensation will occur in proportion to changes in Company profits, creating a direct alignment between corporate performance and shareholder interests. The effectiveness of this alignment is demonstrated by comparing the year-over-year impact on 2013, 2012 and 2011 management bonuses. The Company’s operating income in 2013 was 4% higher than the amount reported in 2012. Bonuses earned by field and executive management in 2013 were also both up by 4%, as compared with 2012. Bonuses earned by NEO remained essentially constant in 2013 as compared with 2012, primarily as a result of adding additional employees to the non-equity incentive program through reducing the relative percentages previously allocated to select NEO and other Executive Officers. The Company’s operating income in 2012 was 14% lower than the amount reported in 2011 and bonuses earned by field and executive management in 2012 were also down by 9% and 14%, respectively, as compared with 2011. Bonuses earned by NEO decreased 20% in 2012 as compared with 2011 due to lowering NEO relative percentages of the Bonus Pool for allocation to additional key employees. The Company’s management incentive compensation programs have always been incentive-based and performance driven and there is no built-in bias that favors or enriches management in a manner inconsistent with overall corporate performance. The Executive Incentive Compensation Plan is intended to provide the largest component of the executive Compensation Program.
Because the Executive Incentive Compensation Plan is based on cumulative operating income, any operating losses that are incurred by the Company must be recovered from future operating income before any amounts will be due to participants. Since the most significant portion of executive compensation comes from the Executive Incentive Compensation Plan, the Company believes that this cumulative feature is a disincentive to excessive risk taking by its senior managers. No one individual has the authority to commit the Company to excessive risk taking. Due to the nature of the Company’s services, it has a short operating cycle. The outcome of any higher risk transactions, such as overriding established credit limits, would be known in a relatively short time frame. Management believes that when the potential and certain impact on the bonus is fully considered in light of this short operating cycle, the potential for short-term gains that could be generated by engaging in risky business practices is sufficiently mitigated to discourage excessive and inappropriate risk taking. Management believes that both the stability and the long-term growth in revenues, net revenues and net earnings are a result of the incentives inherent in the Company’s compensation programs.
Historically, the Company has not employed third-party compensation consultants due to the governing factors that are inherent in the compensation programs described above. Limited benchmarking activities are merely done to review base salaries and other current compensation information and practices disclosed by certain U.S. publicly traded companies in the logistics and transportation industry. This limited benchmarking has not altered the Company's compensation programs, policies or decisions but does annually confirm certain comparative disclosures, such as base salaries of NEO compared to base salaries for similar positions in the Company's industry, and that the Company's compensation package offered to executives is competitive and gives executives the opportunity to earn superior levels of compensation for retaining already established business and gaining new business. Certain information from the Proxy Statements of CH Robinson Worldwide, Inc., FedEx Corporation, Forward Air Corp., Hub Group, Inc., Landstar System, Inc., Ryder System, Inc., United Parcel Services, Inc. and UTi Worldwide, Inc. were reviewed for comparison purposes. While most of these companies are not necessarily comparable in size to the Company, some are significantly larger and others considerably smaller, the Compensation Committee believes this information is useful for the limited comparisons described above.

It is the opinion of both the Compensation Committee and the Company’s management that the manner and degree to which each of the compensation components described above have been utilized has had a direct impact on the Company’s long-term financial performance. Furthermore, management believes that this combined compensation program has a proven track record of aligning both the long-term and short-term interests of the Company’s executives with the interests of the Company’s shareholders. The Compensation Committee considered the results of last year's say-on-pay vote in reviewing the Company's compensation policies. The Compensation Committee viewed the 86% favorable vote on last year's say-on-pay vote continued to validate the Company's approach to the Compensation Program and as a result no changes were made.
Targeted Overall Compensation
Management does not believe that compensation targets, per se, are consistent with the underlying compensation philosophy utilized by the Company. The Company does, however, recognize that because it operates in the highly competitive global logistics services industry, the quality of its service depends upon the quality of the executives and other employees it is able to attract and retain. In order to succeed, the Company believes that it must be able to attract and retain qualified executives and employees. The Compensation Committee considers the competitiveness of the entire compensation package of an Executive Officer relative to that paid by similar companies when evaluating the adequacy of the base salaries, percentage allocation of the Executive Incentive Compensation Plan and grants of stock options. The Company’s objective is to offer a total compensation package which gives the Executive Officer the opportunity to be paid at a level which the Company believes to be superior to that offered by the Company’s competitors in the global logistics services industry. The Company believes that the opportunity for achieving superior levels of compensation is predicated on achieving sustained, long-term profitable results which are superior to those of the Company’s competitors.
Based on the Company’s general philosophy and objectives described above, hypothetical targets for the overall compensation for executives and other managers are considered neither useful nor desirable. The Compensation Committee is actively involved in reviewing and approving payments under the Executive Incentive Compensation Plan which are available to each participating Executive Officer, and other key employees. These payments are allocated from a pool consisting of 10% of pre-bonus operating income (referred to hereafter as the “Bonus Pool”). This is done in consultation with the Chief Executive Officer. Over time, as the Company has grown, more participants have been added to this Bonus Pool. The overriding motivation in determining the relative percentage of the Bonus Pool allocated to each participant has not been to target specific levels of compensation. Rather, these allocations of the Bonus Pool have been made to perpetuate a culture that focuses management’s attention on creating and sustaining long-term profitable earnings growth by rewarding an increasing number of Executive Officers and other key employees with a percentage of the Company’s growing profits, which are primarily a function of year-over-year increases in operating income.
The Compensation Committee’s practice of consistently reducing the percentage of the Bonus Pool designated to individual NEO reinforces the Executive Incentive Compensation Plan's design of stimulating growth systematically by requiring increased operating income to maintain previous levels of compensation, and expanded profitability to actually increase compensation. Not only does this allow for broadened participation in a growing and more valuable Bonus Pool, it creates motivated, risk aware Executive Officers focused on stable and growing operating income. Over time these Executive Officers have smaller percentages of a more valuable Bonus Pool. For instance, in 1985, the first full year the plan was implemented, Mr. Rose’s percentage was 25% while his bonus compensation was $75,200 of a total pool of $295,700. By the end of 2013, Mr. Rose’s share of the Bonus Pool had decreased to 8.75% while his bonus amount had increased to $5,368,337 (a compounded annual growth rate of over 16%) of a total pool of $61,341,000. Over the same period, the Company's market capitalization increased from less than $40 million dollars to approximately $8 billion dollars (a compounded annual growth rate of over 21%).
With respect to NEO, the Compensation Committee administers the Executive Incentive Compensation Plan.

Role of Compensation Committee in Compensation Decisions
The Compensation Committee makes all compensation decisions for the NEO as well as base salaries and stock option grants for all Executive Officers (from the total amount of stock options approved annually by the shareholders). These decisions, other than compensation and option grant determinations of the Chief Executive Officer, are made in consultation with the Chief Executive Officer, but implementation of all recommendations of the Chief Executive Officer requires the formal written approval of the Compensation Committee. With respect to the Executive Incentive Compensation Plan, the Chief Executive Officer recommends allocation percentages for all participating Executive Officers, which must be reviewed and approved by the Compensation Committee. Two Executive Officers did not participate in the Executive Incentive Compensation Plan; while their base salary, title and appointment are subject to approval by the Compensation Committee, their portion of the Executive Incentive Compensation Plan comes from the standard bonus amounts (25% of pre-bonus operating income, after a corporate management fee is levied) earned by the business units under their direction. Base salaries for each Executive Officer not participating in the Executive Incentive Compensation Plan are recommended by the applicable Executive Officer to whom the executive reports.
Base Salaries
Throughout its history, the Company has followed the policy of offering its Executive Officers and other key employees a compensation package which is heavily weighted toward incentive-based compensation. Accordingly, the Company believes that annual base salaries of its Executive Officers are generally set well below competitive levels paid to senior executives with comparable qualifications, experience and responsibilities at other comparably-sized companies engaged in similar businesses as to that of the Company. This belief is based on the general knowledge of the Compensation Committee and management of the compensation practices in the industry and, in part, on a review of compensation disclosures in the proxy statements, of certain companies in the industry group index shown in the stock performance graph included in the Company’s Annual Report to shareholders.
Modest, below-market base salaries are a key component in the Company’s compensation strategy. The Company's compensation philosophy is to create a situation where the risks and returns of entrepreneurship are present at each significant level of the Company. Base salaries for all Executive Officers are reviewed and approved by the Compensation Committee as part of an annual overall review of compensation. The base salary may be changed as the result of the Compensation Committee’s decision that an individual’s contribution, duties, and responsibilities to the Company have changed. Base salaries for NEO are typically not adjusted. The base salary of $110,000 per annum for the retiring Chief Executive Officer, for instance, had not changed since Mr. Rose assumed that position in 1988. The base salary for all other NEO is $100,000 per annum and has not changed in the past five years.
Base salaries for each of the NEO for 2013 were as follows:

Name	Position	Base Salary
Peter J. Rose	Chairman and Chief Executive Officer	$110,000
James L.K. Wang	President-Asia Pacific	$100,000
R. Jordan Gates	President and Chief Operating Officer	$100,000
Robert L. Villanueva	President-The Americas	$100,000
Bradley S. Powell	Senior Vice President and Chief Financial Officer	$100,000
Equity Compensation Plan
 The Company provides an equity compensation component to the Compensation Program in the form of stock option grants made to individual employees, including Executive Officers, at the discretion of the Compensation Committee. The Company believes that stock option grants afford a desirable, long-term compensation method because they closely align the interests of management with the interests of shareholders. During 2013, the Compensation Committee granted stock options for 2,779,700 shares to approximately 3,400 employees including the NEO as shown in the table below. All stock options granted by the Compensation Committee in 2013 were made based upon recommendations by management on the basis of the factors set forth below and endorsed by the Chief Executive Officer. As a practice, any option grant recommendations and subsequent option grants to the Chief Executive Officer and the Executive Officers who reported directly to the Chief Executive Officer are made at the sole initiative and discretion of the Compensation Committee. The NEO who received stock option grants in 2013 were recommended and approved to receive stock options by the Compensation Committee.
The total number of stock options available to be granted in 2013 was determined by an annual shareholder vote as has been done the previous eight years. All options issued to employees in 2013 were granted with an exercise price equal to 100% of the closing market price on the grant date and will be 50% vested three years from the date of grant, 75% vested four years from the date of grant, and 100% vested five years from the date of grant and have an expiration date of ten years from the date of grant.
The vast majority of stock option grants are made annually at the meeting of the Board of Directors immediately following the annual shareholders meeting. These options were granted with an exercise price equal to the closing market price on the date of grant. The closing market price is the price at which the Company’s Common Stock was last sold on the NASDAQ Global Select Market on the date in question.
Factors that affect the amount of stock options awarded to employees, including Executive Officers, are as follows:
•amount of cumulative stock option grants the employee has received;

•	employee performance during the past 12 months, including promotions or other noteworthy accomplishments;
•time elapsed since previous stock option grants;
•amount of grants relative to peers within the Company; and
•tenure with the Company and tenure in most recent position.
Stock options granted to each of the NEO in 2013 are as follows:

Name	Position	2013 Stock Option Grants
Peter J. Rose	Chairman and Chief Executive Officer	5,000
James L.K. Wang	President-Asia Pacific	5,000
R. Jordan Gates	President and Chief Operating Officer	5,000
Robert L. Villanueva	President-The Americas	5,000
Bradley S. Powell	Senior Vice President and Chief Financial Officer	5,000
Under the Company’s outstanding stock option plans and agreements thereunder, incentive and non-qualified stock options granted under the 2008 and succeeding Stock Option Plans will terminate upon the first to occur of: (1) expiration of the option; (2) ninety days (or three months in the case of the Company’s 2009 through 2013 Stock Option Plans and agreements thereunder) following the optionee’s termination of employment, other than as a result of death or disability; or (3) six months following the optionee’s death or cessation of employment by reason of disability. For options granted prior to the Company’s 2008 Stock Option Plan, incentive stock options will terminate upon the first to occur of: (1) expiration of the option; (2) termination of employment, other than as a result of death or disability; or (3) ninety days following the optionee’s death or cessation of employment by reason of disability.
The Company does not provide employee pension plans except in several instances outside the United States where required to do so by law. The equity incentive compensation program serves two purposes. First, the program provides the potential means for funding individual long-term financial goals (such as retirement, children’s education, etc.) by encouraging employees’ long-term commitment to creating shareholder value through continued, active service. Second, the program provides a disincentive to management and employees to make short-term business decisions to obtain short-term profits at the expense of long-term corporate and shareholder interests.

Non-Equity Incentive Compensation Plan.
The Company has maintained a non-equity incentive compensation program for Executive Officers since its inception. In January 1985, the Compensation Committee fixed the aggregate amount of non-equity incentive compensation under the program to 10% of pre-bonus operating income (the "Bonus Pool" as previously defined above). The Compensation Committee also considered the aggregate amount of discretionary bonuses paid to Executive Officers in each of the years from 1982 to 1984, which approximated 10% of operating income during those years.
The Compensation Committee believes that setting the Bonus Pool at a fixed percentage of operating income, with fluctuations in amounts paid tied to actual changes in operating income, provides both a better incentive to the Executive Officers than discretionary bonuses or targeted performance goals, and a more direct relationship between each executive’s incentive compensation and shareholders’ return. By placing emphasis on growth in operating income, any change in compensation is directly proportional to the profit responsibility of the Executive Officers.
On May 7, 2008, the shareholders adopted the 2008 Executive Incentive Compensation Plan (the “Executive Incentive Compensation Plan”). The Executive Incentive Compensation Plan recognizes and rewards, on an annual basis, selected Company Executives and other key employees for their contributions to the overall success of the Company and qualifies compensation paid under this Plan as “performance-based compensation” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2008 Executive Incentive Compensation Plan replaced the 1997 Executive Incentive Compensation Plan.
All Executive Officers of the Company who receive an annual base salary equal to or less than $120,000 are eligible for inclusion in the Executive Incentive Compensation Plan at the discretion of the Compensation Committee. Individual eligibility and allocation is determined quarterly. Under the Executive Incentive Compensation Plan, any portion of the Bonus Pool which is not allocated by action of the Compensation Committee may be allocated to key employees determined to be eligible at the discretion of the Chief Executive Officer. However, allocations made by the Chief Executive Officer cannot increase the compensation of any NEO nor can such an allocation cause any individual to become a NEO.
The Compensation Committee exerts independent oversight and utilizes a disciplined methodology to review and approve all allocations of percentages assigned to participating Executive Officers and other key employees. Factors that contribute to this methodology are:
Historical role within the Company. The Executives having the two highest percentages of the Bonus Pool, Peter J. Rose, Chairman and Chief Executive Officer and James L.K. Wang, President—Asia Pacific were founding employees of the Company. The relatively significant portions of this Bonus Pool awarded to these individuals are in partial recognition of their role as founders and their cumulative experience managing the Company. In addition, each of their shares of the Bonus Pool reflects the significant influence each has played in maximizing corporate profits and thereby increasing shareholder value, since the Company became a public entity in September of 1984. It should be noted, however, that the relative percentage of the Bonus Pool for each of these founding employees continues to diminish over time as additional Executives participate in the program. Since 2003, as more participants have been added to the program, the relative percentage of the Bonus Pool allocated to Mr. Rose and Mr. Wang both decreased by approximately 37%. With respect to the other NEO, the relative percentages have changed over time due to a variety of factors. The relative percentage allocated to Mr. Villanueva has declined by approximately 26% over this same time period. Mr. Gates’ portion of the Bonus Pool has declined by approximately 17% since his appointment as President and Chief Operating Officer effective January 1, 2008. Mr. Powell's portion of the Bonus Pool declined 2% in 2013.
Function and responsibility. Executives who are in charge of major geographical regions (such as the Americas, Asia Pacific and the EMAIR [Europe, Middle East, African and Indian sub-continent] regions) or major product and service functions (such as air, ocean, brokerage, product management, information technology, marketing, legal, accounting and finance) reporting directly to the Chief Executive Officer or the President and Chief Operating Officer, are generally allotted a higher percentage of the Bonus Pool than those serving in other capacities. The length of time an executive has been with the Company and the resulting experience of the executive, his or her role during that time and his or her contribution to increasing corporate profits and shareholder value all contribute to the amount of compensation an executive receives under the Executive Incentive Compensation Plan.
Tenure with the Company and tenure in position. The longer an executive has participated in the Executive Incentive Compensation Plan, the more money he or she is eligible to earn as the Company’s operating income grows. At the same time, the longer an executive participates in the Bonus Pool (as was the case with most of the NEO as discussed above), the smaller his or her percentage of the Bonus Pool becomes over time as more executives participate in the pool. The Company’s philosophy is to have each individual participant gradually receive a smaller percentage of a larger Bonus Pool over time.
Adjustments, performance and promotion. From time to time, as older executives retire and new executives are promoted into a new position and/or added to the program, the relative percentages are adjusted. Adjustments can also made to give recognition to promotions, achievements and other noteworthy accomplishments.
Amounts earned by all participants in the Executive Incentive Compensation Plan (over 100 participants) during 2013 totaled $61,341,000, of which $42,180,000 was paid to Executive Officers. Amounts earned by NEO from the Executive Incentive Compensation Plan during 2013 and each NEO share of the available Bonus Pool as approved by the Compensation Committee are as follows:

Name	Position	% of Pool	2013 Amount Earned
Peter J. Rose	Chairman and Chief Executive Officer	8.8%	$5,368,337
James L.K. Wang	President-Asia Pacific	8.3%	$5,076,579
R. Jordan Gates	President and Chief Operating Officer	6.9%	$4,201,306
Robert L. Villanueva	President-The Americas	6.4%	$3,909,549
Bradley S. Powell	Senior Vice President and Chief Financial Officer	4.4%	$2,706,051
While the Company has never incurred an annual or quarterly operating loss since going public in September 1984, such a loss would result in a moratorium on any kind of compensation payments under the non-equity incentive compensation program. The participants in the program would not be entitled to, nor would they expect, any form of payments under the program. More importantly, no further non-equity incentive compensation program payments would be due or payable to participating executives until future operating income surpassed the operating loss previously incurred. At that time, non-equity incentive compensation would only be due for the portion of cumulative profitability beyond the value of the profits offsetting the operating loss. More simply put, any operating losses must be made up by operating income, in the aggregate, before permitting further payments under the Executive Incentive Compensation Plan.
This also applies across yearly reporting cycles. Were the Company to incur an operating loss in the fourth quarter and record operating income in the first quarter of the ensuing year, the amount of pre-bonus operating income earned in the first quarter must exceed the amount of loss in the previous quarter before any Bonus Pool payments would be due. This would also apply to a situation where operating income, for years which have previously been audited and reported upon, is subsequently adjusted downward. In that situation, no payments under the Executive Incentive Compensation Plan would be due until future operating income results exceed the amount of the downward adjustment. The Compensation Committee believes that the combination of the Company’s short operating cycle and this compensation structure, which emphasizes cumulative operating income, discourages management from taking unreasonable risks related to the Company’s business. No additional payments would ever be due if such adjustments increased previously reported fiscal year operating income. The compensation paid to Executive Officers and other key employees is weighted heavily toward the non-equity incentive compensation, which the Company believes is an essential part of risk oversight. The percentage of total compensation paid to our NEO under the Executive Incentive Compensation Plan ranged from 94% to 97% in 2013. This excludes the retirement bonus for Mr. Rose.
The portion of the Bonus Pool that is allocated to each NEO, or other participating Executive Officers, is approved by the Compensation Committee at the beginning of each quarter and the corresponding quarterly distributions are made subsequent to filing the Company’s Form 10-Q or Form 10-K with the Securities and Exchange Commission. Actual amounts are only paid subsequent to review by, and receipt of written approval from, the Compensation Committee.
Perquisites and Other Personal Benefits
From a philosophical standpoint, the Company does not provide Executive Officers, named and otherwise, and key employees with perquisites and personal benefits that are not available to all employees. The Company provides standard benefits packages to all employees which vary country by country based on individual country regulations. In the United States, for instance, the Company pays 100% of the medical, dental and vision insurance premiums, as well as offering a matching contribution of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Code. The Company believes that the compensation potential available from the Executive Incentive Compensation Plan are sufficiently attractive that the reliance on other forms of exclusive perquisites and benefits are not necessary to enable the Company to attract and retain superior employees for key positions.
In finalizing Mr. Rose's Succession Agreement, fees totaling $45,623 for legal and tax advice were paid by the Company on his behalf.
The Company does not believe that the aggregate value of any perquisites for any NEO, other than the amounts described above related to Mr. Rose's Succession Agreement, exceeds $10,000 per year.
Employment Agreements
The Company has entered into employment agreements with all of the NEO which provide for the base salaries as indicated above. Each of the employment agreements is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise.
Executive Stock Ownership Guidelines
On February 24, 2014, the Board adopted a policy regarding executive stock ownership guidelines. These stock ownership guidelines are applicable to the Company’s Executive Officers, including the NEO, and other Senior Managers holding a title of Senior Vice President or above. These guidelines are designed to increase executives’ equity stakes in the Company and to further align executives’ interests more closely with those of shareholders. The guidelines require covered executives to own shares of the Company’s common stock sufficient to satisfy the amount specified below as a multiple of the executive’s annual base salary:

Chief Executive Officer	15 x Base Salary
President or Executive Vice President	10 x Base Salary
Senior Vice President	5 x Base Salary
Executives in the positions above will need to achieve the corresponding ownership target within five years of promotion to the position or within five years of the policy adoption date. This policy excludes stock option grants from the ownership calculation and is governed by the Compensation Committee.
Insider Trading Policy Prohibits Hedging
The Company's Insider Trading Policy prohibits its Board of Directors and employees from hedging their ownership of Expeditors stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to Expeditors stock.

Succession Agreement
On October 7, 2013 the Company and Peter J. Rose, the Company's Chairman and Chief Executive Officer entered into a Succession Agreement. Mr. Rose retired as Chief Executive Officer of the Company effective March 1, 2014 and expects to remain Chairman of the Board of Directors until the annual meeting of shareholders in May 2015. Pursuant to the Agreement, Mr. Rose will receive a retirement bonus equal to the amount he would have received under the Executive Incentive Compensation Plan for 2014 and the first five months of 2015, assuming that Mr. Rose received the same percentage of the Bonus Pool under the Plan that was used to calculate his incentive compensation for the quarter ended June 30, 2013. The Company currently estimates that the total retirement bonus will be $7,955,000 and recorded that amount in its entirety in the fourth quarter of 2013. As allowed by the Executive Incentive Compensation Plan, the Compensation Committee of the Company will not reallocate Mr. Rose’s current percentage of the available Bonus Pool to other officers or key employees until actual payments made to Mr. Rose under the Succession Agreement are complete and an amount equal to the total retirement bonus paid has been recouped. In short, Mr. Rose's retirement bonus will be funded by reducing the amounts otherwise available to Executive Officers or other key employees under the Executive Incentive Compensation Plan until paid in full and as a result there will be no cumulative impact on net earnings available to shareholders or on cash flow.

Estimated amount of the retirement bonus accrued in 2013 and payable to Mr. Rose in 2014 and 2015 under the Succession Agreement	$7,955,000
Estimated reduction of the Bonus Pool expense and payments in 2014 and 2015 under the Executive Incentive Compensation Plan	$(7,955,000)
Cumulative impact on net earnings available to shareholders and on cash flow	$-0-
The amount accrued in 2013 and the anticipated reductions to the Bonus Pool above will change in equal and offsetting amounts based on the Company's actual operating income in 2014 and the first five months of 2015.
Appointment of New Chief Executive Officer
Effective March 1, 2014, Jeffrey S. Musser was promoted to President and Chief Executive Officer of the Company. Previously, Mr. Musser was the Company’s Executive Vice President and Chief Information Officer. In 2013, Mr. Musser was paid a base salary of $100,000, earned $3,270,602 from the Executive Incentive Compensation Plan and was awarded a stock option grant of 10,000 shares with a fair value of $121,601. Mr. Musser will participate in the same compensation programs in 2014.
Potential Payments upon Termination and Change in Control
The employment agreement for each NEO, contains a covenant not to compete which allows the Company to extend the restriction on competition with the Company for six months following termination of the employment relationship. The extension is at the sole discretion of the Company unless the employee terminates the employment relationship by resigning during a specified period surrounding a “change in control,” as defined and discussed below, in which case the employee may decline any accompanying lump sum payment and thereby avoid the accompanying restriction on competition.
The Company regularly grants stock options to its employees including the NEO. The stock options granted under the Company’s stock option plans for employees vest at the rate of 50% three years from the date of grant, an additional 25% four years from the date of grant and the balance five years from the date of grant. However, these option plans all provide that outstanding options will become immediately vested and fully exercisable in connection with the occurrence of a “change in control” of the Company.
“Change in Control” means either of the following: (i) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% of the Company’s then outstanding securities or (ii) when shareholder approval is obtained for a transaction involving the sale of all, or substantially all, of the assets of the Company or a merger of the Company with or into another company.

The following tables illustrate the payments due to each of the NEO in the event of termination under either “for cause” or “without cause”.

Name(3)	For Cause(1)	For Cause with Non- Compete Agreement(1)	Without Cause(2)
James L.K. Wang	$—	$50,000	$2,588,290
R. Jordan Gates	$—	$50,000	$2,150,653
Robert L. Villanueva	$—	$50,000	$2,004,775
Bradley S. Powell	$—	$50,000	$1,403,026
___________________

*	All amounts are based upon calculations at December 31, 2013.

(1)
When terminating an Executive Officer for cause, the Company may, in its sole discretion, enforce the non-compete provision contained in the employment agreements for a lump sum payment representing 50% of the Executive Officer’s base salary. The term “cause” as defined by the employment agreement is any act of an Executive Officer, which in the reasonable judgment of the Board of Directors, constitutes dishonesty, larceny, fraud, deceit, gross negligence, a crime involving moral turpitude, willful misrepresentation to shareholders, directors or officers or material breach of the employment agreement. The non-compete provision is automatically extended except in circumstances discussed above.

(2)
When terminating an Executive without cause, the Company must pay the Executive Officer cash compensation in a lump sum amount equal to 50% of his or her base salary plus 50% of the amount of the preceding twelve months of non-equity incentive compensation.

(3)	Mr. Rose is not included due to his retirement effective March 1, 2014 that makes this scenario inapplicable.
The following table and accompanying narrative illustrates the payments that would be due to each of the NEO under several possible “change in control” scenarios.

	Column 1		Column 2	Column 3	Column 4
	Accelerated Vesting of Stock Options Based on Change in Control		Resign or Terminated for Cause	Terminated for Cause with Non-Compete Agreement	Terminated Without Cause
Name(2)	Shares	Realized Gain(1)
James L.K. Wang	5,000	$44,650	$—	$50,000	$2,588,290
R. Jordan Gates	5,000	$44,650	$—	$50,000	$2,150,653
Robert L. Villanueva	11,750	$53,550	$—	$50,000	$2,004,775
Bradley S. Powell	35,500	$133,650	$—	$50,000	$1,403,026
___________________

(1)
The realized gain was calculated based on a closing market price of the Company’s Common Stock of $44.25 per share at December 31, 2013, multiplied by the number of each NEO unvested stock options at that date, which would immediately vest in the event of a change in control as of that date, less the aggregate amount that would be required to be paid to exercise the options.

(2)	Mr. Rose is not included due to his retirement effective March 1, 2014 that makes this scenario inapplicable.
Scenario 1: No changes are made in management as a result of a change in control as described above. NEO would receive the realized gain on acceleration of unvested stock options shown in Column 1.
Scenario 2: NEO employment agreements are terminated with cause subsequent to a change in control. Amounts due would include the realized gain on acceleration of unvested stock options under Column 1. No amounts are due to the NEO under Column 2. At the Company’s discretion, as noted above, for a lump sum payment of half the NEO base salary under Column 3, the Company could invoke the non-compete provisions contained in the employment agreement.
Scenario 3: NEO resigns subsequent to a change in control. The NEO would be entitled to the realized gain on the acceleration of unvested stock options under Column 1. The NEO would not be entitled to any cash compensation. The Company could, in its sole discretion, pay the NEO a lump sum amount under Column 3 in exchange for invoking the non-compete provisions in the employment agreement. In a change in control situation, the NEO has the option to reject or to accept this lump sum payment. By rejecting the payment, the executive will no longer be subject to the non-compete provisions of the employment agreement.
Scenario 4: NEO employment agreements are terminated without cause subsequent to the change in control. Amounts due would include the realized gain on the acceleration of unvested stock options shown in Column 1. In addition, the NEO would be entitled to receive cash compensation based on one-half of base salary plus one-half of the amount of the Bonus Pool payment received by the executive in the preceding twelve months under Column 4. Under the terms of the employment agreement, when an executive is terminated without cause, the non-compete provisions remain in effect for six-months from the date of termination.
Other Retirement or Disability Payments. The Company has no formal retirement obligations to make any payments to any Executive Officer upon his or her death, disability or retirement except to Executive Officers domiciled in countries where statutory regulation require that these benefits be provided to all employees.
While there is no legal or contractual obligation to do so, the Company has, on occasion, accelerated the vesting of any unvested stock options of employees who pass away.
Policy on Deductibility of Compensation. Under Section 162(m) of the Code, the Federal income tax deduction for certain types of compensation paid to certain of the NEO, is limited to $1,000,000 per NEO per taxable year unless such compensation meets certain requirements. The Compensation Committee believes that this limitation will not apply to compensation accrued in 2014. In making future compensation decisions, the Compensation Committee intends to take into account and mitigate to the extent feasible the effect of Section 162(m) as it discharges its responsibilities, although in certain cases the Compensation Committee may award compensation to NEO which are not fully deductible as a result of this limitation. (Please refer to page 37 for further discussion concerning the deductibility of compensation relating to the proposed 2014 Stock Option Plan.)
Accounting for Stock-Based Compensation. The Company accounts for stock-based payments including its Stock Option Plans, Restricted Stock Program and Employee Stock Purchase Plan in accordance with the requirements of Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC Topic 718).

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

John W. Meisenbach, Chairman
Michael J. Malone
Robert R. Wright

SUMMARY COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013
The table below summarizes the total compensation earned by each of the NEO for each of the fiscal years shown. The Company has entered into employment and indemnification agreements with all of the NEO.
The NEO were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal years shown. Amounts listed under “Non-Equity Incentive Plan Compensation” were determined based on percentages of the Bonus Pool that were allocated to each NEO by the Compensation Committee based on the factors described in the Compensation Discussion and Analysis contained herein.
Excluding the retirement bonus for Mr. Rose (see Note 1 below), salary for the NEO in 2013 accounted for approximately 2% and “Option Awards” and “Non-Equity Incentive Plan Compensation” accounted for approximately 98% of the total compensation of the NEO. Benefits accounted for less than 1% of the total compensation of NEO.
The following table sets out the type and amount of compensation paid to each NEO for the years ended December 31:

Name and Position	Year	Salary	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
Peter J. Rose(1) Chairman and Chief Executive Officer	2013	$110,000	$60,800	$5,368,337	$8,002,123	$13,541,260
	2012	$110,000	$—	$5,330,260	$1,500	$5,441,760
	2011	$110,000	$—	$6,695,888	$1,500	$6,807,388
James L.K. Wang(2) President-Asia Pacific	2013	$100,000	$60,800	$5,076,579	$—	$5,237,379
	2012	$100,000	$—	$5,063,929	$—	$5,163,929
	2011	$100,000	$—	$6,293,532	$—	$6,393,532
R. Jordan Gates President and Chief Operating Officer	2013	$100,000	$60,800	$4,201,306	$1,500	$4,363,606
	2012	$100,000	$—	$4,204,942	$1,500	$4,306,442
	2011	$100,000	$—	$5,320,683	$1,500	$5,422,183
Robert L. Villanueva(3) President-The Americas	2013	$100,000	$60,800	$3,909,549	$1,500	$4,071,849
	2012	$100,000	$—	$3,938,613	$1,500	$4,040,113
	2011	$100,000	$115,088	$4,991,643	$1,500	$5,208,231
Bradley S. Powell Senior Vice President and Chief Financial Officer	2013	$100,000	$60,800	$2,706,051	$1,500	$2,868,351
	2012	$100,000	$146,475	$2,672,630	$1,500	$2,920,605
	2011	$100,000	$167,400	$3,102,539	$1,500	$3,371,439
___________________

(1)
All Other Compensation includes an estimated accrual of $7,955,000 recorded as of December 31, 2013 for a retirement bonus pursuant to Mr. Rose's succession agreement. The retirement bonus will be equal to the amount he would have received under the Executive Incentive Compensation Plan for 2014 and the first five months of 2015, assuming that Mr. Rose received the same percentage of the Bonus Pool under the Plan that was used to calculate his incentive compensation for the quarter ended June 30, 2013. Payments to Mr. Rose will start in September 2014 and extend through August 2015 and will be calculated as a percentage of the Company's quarterly pre-bonus operating income for 2014 through the second quarter of 2015. Actual amounts paid may differ based on future operating income. As allowed by the Plan, the Compensation Committee will not reallocate Mr. Rose's current percentage of the available Bonus Pool to other Executive Officers or key employees until actual payments made to Mr. Rose under the Succession Agreement are complete and an amount equal to the total retirement bonus has been recouped. In short, Mr. Rose's retirement bonus will be funded by reducing the amounts otherwise available to Executive Officers or other key employees under the Executive Incentive Compensation Plan until paid in full. This amount also includes $45,623 in fees for legal and tax advice related to Mr. Rose's Succession Agreement.

(2)
Mr. Wang is a resident of Taiwan and a substantial portion of his base salary is paid in an estimated equivalent of New Taiwan Dollars. Any amount by which the currency fluctuations exceeded his $100,000 base salary is subtracted from his final payment due under the Non-Equity Incentive Compensation Plan.

(3)	Mr. Villanueva was not a NEO of the Company in 2012.

(4)
This column represents the aggregate grant date fair value of options granted in each of the years presented. All assumptions used to determine the grant date fair value of the option awards are included in Note 3 to the Company’s consolidated financial statements on Form 10-K as filed on February 27, 2014.

(5)
The payments were made pursuant to the Executive Incentive Compensation Plan, as described under the caption “Executive Compensation – Non-Equity Incentive Compensation Plan.” The amounts listed were earned during the fiscal year.

(6)
These amounts include the Company’s matching contributions of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Code.

GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth certain information regarding awards granted during 2013 to the NEO. For more information regarding each award, please see “Compensation Discussion and Analysis” in this Proxy Statement.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards(3)	Grant Date Fair Value of Option Awards(4)
Name	Grant Date	Threshold	Target	Maximum
Peter J. Rose	05/01/2013	—	$5,368,337	—	5,000	$35.32	$60,800
James L.K. Wang	05/01/2013	—	$5,076,579	—	5,000	$35.32	$60,800
R. Jordan Gates	05/01/2013	—	$4,201,306	—	5,000	$35.32	$60,800
Robert L. Villanueva	05/01/2013	—	$3,909,549	—	5,000	$35.32	$60,800
Bradley S. Powell	05/01/2013	—	$2,706,051	—	5,000	$35.32	$60,800
 ___________________

(1)
The total amount available to Executive Officers participating in the Executive Incentive Compensation Plan, including all NEO, is limited to 10% of pre-bonus operating income. Individual amounts earned under this plan are determined by participation percentages approved by the Compensation Committee. The Company does not use thresholds or targets or maximums in determining levels of compensation.

(2)
The above grants were made pursuant to the Company’s 2013 Stock Option Plan. All options granted in fiscal 2013 are subject to a vesting schedule. Subject to earlier vesting under certain conditions set forth in the Option Plan, 50% of the options will be exercisable commencing three years from the date of the grant and an additional 25% will be exercisable four and five years from the date of the grant, respectively. (See “Potential Payments upon Termination and Change in Control”). The options expire ten years from the date of the grant. The grant to Mr. Rose was canceled upon his retirement as CEO of the Company effective March 1, 2014.

(3)	The exercise price is the market closing price of the underlying security on the grant date.

(4)
All assumptions used to determine the grant date fair value of the option awards are included in Note 3 to the Company’s consolidated financial statements included on Form 10-K as filed on February 27, 2014.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLES
The following tables set forth certain information regarding options exercised and held by the NEO.
Options exercised during the year ended December 31, 2013:

	Option Exercises
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Peter J. Rose	11,822	$222,963
James L.K. Wang	50,000	$956,500
R. Jordan Gates	—	$—
Robert L. Villanueva	—	$—
Bradley S. Powell	—	$—
 ___________________

(1)	Represents the difference between the market price of the Company’s Common Stock at exercise and the exercise price of the options, multiplied by the number of options exercised.

Outstanding option awards at December 31, 2013:

	Option Awards
	Year of Grant	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Exercise or Base Price	Expiration Date
Name		Exercisable	Unexercisable(2)
Peter J. Rose (1)	2013	—	5,000	—	$35.32	5/1/2023
	2008	5,000	—	—	$46.94	5/7/2018
James L.K. Wang	2013	—	5,000	—	$35.32	5/1/2023
	2008	5,000	—	—	$46.94	5/7/2018
	2005	20,000	—	—	$24.45	5/4/2015
R. Jordan Gates	2013	—	5,000	—	$35.32	5/1/2023
	2008	5,000	—	—	$46.94	5/7/2018
	2007	5,000	—	—	$42.90	5/2/2017
	2005	11,822	—	—	$24.45	5/4/2015
Robert L. Villanueva	2013	—	5,000	—	$35.32	5/1/2023
	2011	—	5,500	—	$52.80	5/6/2021
	2009	3,750	1,250	—	$37.13	5/6/2019
	2008	5,000	—	—	$46.94	5/7/2018
	2007	5,000	—	—	$42.90	5/2/2017
	2006	10,000	—	—	$43.88	5/3/2016
	2005	11,822	—	—	$24.45	5/4/2015
Bradley S. Powell	2013	—	5,000	—	$35.32	5/1/2023
	2012	—	10,000	—	$40.74	5/2/2022
	2011	—	8,000	—	$52.80	5/4/2021
	2010	10,000	10,000	—	$40.64	5/5/2020
	2009	7,500	2,500	—	$37.13	5/6/2019
	2008	5,000	—	—	$35.80	10/1/2018
___________________

(1)	Mr. Rose's unexercisable options were canceled upon his retirement as Chief Executive Officer of the Company effective March 1, 2014.

(2)
Unexercisable options granted in 2013, 2012 and 2011 will vest 50% three years from the date of the grant and an additional 25% will be vesting four and five years from the date of the grant, respectively. Unexercisable options granted in 2010 will vest 50% in 2014 and 50% in 2015 on the anniversary day of the date of grant. Unexercisable options granted in 2009 will vest in 2014 on the anniversary day of the date of grant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2013 regarding compensation plans under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity Compensation Plans Approved by Security Holders	18,530,140	$41.02	1,450,121
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	18,530,140	$41.02	1,450,121
___________________

(1)	Does not include 35,868 for restricted stock awards that were not fully vested as of December 31, 2013.

(2)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock awards which have no exercise price.

(3)
Includes 1,165,971 available for issuance under the Employee Stock Purchase Plan and 284,150 available for future grants of stock options. These Plans consist of the Company’s 2013 Stock Option Plan and the 2002 Employee Stock Purchase Plan.

PROPOSAL 2—NON-BINDING VOTE ON COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS
The Company recognizes that there continues to be a considerable focus in the public eye on executive compensation. This focus has been primarily caused by widely publicized instances of abusive executive compensation practices that have been inconsistent with corporate financial performance, excessive risk taking and/or excessive perquisites. Section 14A of the Exchange Act requires publicly-traded companies, including the Company, to submit the compensation methodology and amounts for its NEO to the shareholders for a non-binding vote, known as “say-on-pay.” The Company believes that since becoming a publicly-traded company in 1984, its own historical track record regarding executive compensation practices, including its NEO compensation, stands in stark contrast to the kinds of inconsistent pay practices, risk taking or excessive perquisites that have drawn the aforementioned public scrutiny. In 2013, compensation of the Company's NEO was approved by 86% of votes cast. The Board of Directors has elected to submit the non-binding vote on compensation of the Company's NEO to shareholders on an annual basis.
The Company has always had a management compensation program heavily weighted on its non-equity incentive compensation plan, which management and the Board of Directors feel reinforces a proper and transparent alignment between management and shareholders’ interests in overall corporate performance. As a result of a 4% increase in the Company's operation income from 2012 to 2013 and a lower relative percentage of the Executive Incentive Compensation Plan bonus pool ("Bonus Pool") allocated to NEO, compensation of NEO in 2013 increased approximately 1% from 2012, excluding the retirement bonus for Mr. Rose (see below). This alignment is further reinforced by the Company’s broad-based use of its equity incentive plan to grant stock options to many key employees. These incentive programs are designed with comparatively modest base salaries paid to its Executive Officers and other key employees, including its NEO, which would be incidental to the amount that could be earned from the equity and non-equity incentive compensation programs. The Company believes that its compensation philosophy has also been a critical factor in sustaining its long-term track record of above market shareholder returns. The Company strongly believes that any modification to the Company’s compensation philosophy or incentive programs could have a profound impact on the Company’s culture and operating philosophy, which would not be in the long-term interest of the Company's shareholders.
The Company operates in the service industry and understands that the ability to attract and effectively motivate and manage “the best and brightest” is a critical differentiator to its objectives of providing the caliber of customer service that is the ultimate source of the Company’s performance. Compensation is the Company’s largest overhead expense (78% in 2013). Accordingly, the Company uses a consistent, sound, easily described and administered compensation program, at all operating levels. Finally, it has always been the Company’s belief that shareholder and corporate interests are not met by lavishing extensive perquisites on its Executive Officers beyond those generally available to all the Company’s employees. As a consequence, there are no extraordinary perquisites granted to Executive Officers beyond usual and reasonable perquisites available to most, if not all, employees.
To effectively cast a vote on this compensation proposal, it is critical that shareholders be knowledgeable about the Company’s compensation philosophy from both a historical perspective and impact on future performance. Shareholders are encouraged to review the Company’s Compensation Discussion and Analysis (“CD&A”) beginning on page 15, as well as the Summary Compensation Table and other related compensation tables and narrative in detail and spend the requisite time to appropriately understand the particular reasons for the Company’s request for continued shareholder support for its compensation programs before casting their votes.
The Board of Directors, the Compensation Committee and management believe that the Company's compensation programs are one of the unique characteristics responsible for differentiating the Company's performance from that of many of its competitors. From the Company's perspective, the manner and degree to which each of these components has been utilized in combination with the others has had a direct impact on the Company’s short-term and long-term financial performance. Furthermore, this combined compensation program has a proven track record of aligning both the short-term and long-term interests of the Company’s key employees, including the Company’s NEO, with the long-term interests of the Company’s shareholders. For these reasons, the Company is committed to keeping these programs intact.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company's Compensation Programs consist of the following key components and philosophies:

Base Salary	Provide a fixed, modest base salary that is intended to be substantially lower than comparable base salaries for similar positions in the industry.

Equity Incentive Compensation
Utilize a broad-based plan that closely aligns the long-term interests of management and key employees with the long-term interests of shareholders by awarding annual stock option grants to a significant number of both management and key employees that vest over five years from date of grant. Consistent with past practices, in 2013, stock options were granted to approximately 3,400 key employees, including all NEOs.

Non-Equity Incentive Compensation
Incentivize Executive Officers and other key employees, including the Company’s NEO, with a consistent performance driven plan that has no built-in bias which favors or enriches management in a manner inconsistent with overall corporate performance. This plan -- the Executive Incentive Compensation Plan -- is intended to provide the largest component of management compensation thereby aligning the interests of management with the goals of the Company and long-term returns to the shareholders.

This plan is based on a fixed percentage of the cumulative operating income of the Company controlled by each key employee, with no upper limit on the potential dollar amount that can be earned through sustained business growth. By placing emphasis on growth in operating income, any change in compensation is directly proportional to the profit responsibility of the individual.

The plan is based on cumulative operating income and, therefore, any operating losses must be made up by future operating income, in the aggregate, before permitting further payments under this program.

Payments to Executive Officers and other key employees under this plan are allocated from a pool consisting of 10% of pre-bonus operating income. The Compensation Committee exerts independent oversight and utilizes a disciplined methodology to review and approve all allocations of percentages assigned to participating Executive Officers and other key employees. Allocations of the pool to individual executives is based on their historical role in the Company, function and responsibility, tenure with the Company, tenure in the position, adjustments as executives retire and new executives are added to the program, promotions, achievements and other noteworthy accomplishments.

Perquisites and Other Benefits
As a matter of policy, the Company does not provide NEO with perquisites and personal benefits that are not available to all employees. The Company do not provide employee pension plans except in several isolated instances outside the United States where required to do so by law. Any departures from this policy, such as the retirement bonus for Mr. Rose, require the specific authorization by the Board (see "Peter J. Rose Retirement Bonus" below).

The effectiveness of the alignment of our Compensation Programs with Company performance is demonstrated by comparing the year-over-year impact on 2013, 2012 and 2011 NEO compensation as follows:

	2013	2012
Percentage change in operating income from prior year	4%	(14)%
Average percentage change in total compensation earned for the NEO, excluding the retirement bonus for Mr. Rose (see note below)	1%	(20)%
Peter J. Rose Retirement Bonus
In recognition of Mr. Rose's role as co-founder of the Company and acknowledgment of the significant increases in shareholder value during his 25 year tenure as CEO, the Board has authorized a retirement bonus as part of his Succession Agreement under the provisions described below. The retirement bonus will be equal to the amount he would have received under the Executive Incentive Compensation Plan for 2014 and the first five months of 2015, assuming that Mr. Rose received the same percentage of the Bonus Pool under the Plan that was used to calculate his incentive compensation for the quarter ended June 30, 2013. Payments to Mr. Rose will start in September 2014 and extend through August 2015 and will be calculated as a percentage of the Company's quarterly pre-bonus operating income for 2014 through the second quarter of 2015. Actual amounts paid may differ based on future operating income. As allowed by the Plan, the Compensation Committee will not reallocate Mr. Rose's current percentage of the available Bonus Pool to other Executive Officers or key employees until actual payments made to Mr. Rose under the Succession Agreement are complete and an amount equal to the total retirement bonus has been recouped. In short, Mr. Rose's retirement bonus will be funded by reducing the amounts otherwise available to Executive Officers or other key employees under the Executive Incentive Compensation Plan until paid in full and as a result there will be no cumulative impact on net earnings available to shareholders or on cash flow.

Estimated amount of the retirement bonus accrued in 2013 and payable to Mr. Rose in 2014 and 2015 under the Succession Agreement	$7,955,000
Estimated reduction of the Bonus Pool expense and payments in 2014 and 2015 under the Executive Incentive Compensation Plan	$(7,955,000)
Cumulative impact on net earnings available to shareholders and on cash flow	$-0-
The amount accrued in 2013 and the anticipated reductions to the Bonus Pool above will change in equal and offsetting amounts based on the Company's actual operating income in 2014 and the first five months of 2015.
Accordingly, shareholders are asked to approve on a non-binding basis at the 2014 Annual Meeting of Shareholders the compensation of the Company’s NEO as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A NON-BINDING VOTE FOR THE APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.
Effect of Proposal
This “say-on-pay” proposal is non-binding on the Board of Directors. The approval or disapproval of this proposal by shareholders will not require the Board of Directors or the Compensation Committee to take any action regarding compensation of NEO. The final decision on the compensation of the Company’s NEO remains with the Board of Directors and/or its Compensation Committee. As the Company believes its compensation programs are one of the unique characteristics responsible for differentiating its performance from that of many of its competitors, any significant changes to these compensation programs could affect the Company’s performance. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding the Company’s compensation of NEO. Unless the Board of Directors modifies its policy on the frequency of future say-on-pay non-binding votes, the next say-on-pay non-binding vote will be held at the Company's 2015 Annual Meeting.
PROPOSAL 3—APPROVAL OF THE 2014 STOCK OPTION PLAN
As described in the Compensation Discussion and Analysis portion of this Proxy Statement, a broad-based equity compensation program has historically been an important component of the Company’s overall compensation philosophy. The Company encourages its shareholders to review the particular reasons for requesting continued shareholder support for its equity incentive compensation programs as described on page 18 of this Proxy Statement. The Company recognizes that due to some rather notorious past abuses by other companies, a sentiment of caution surrounding the practice of granting stock options might exist in the minds of some shareholders. However, the Company also firmly believes that when used in a broad-based format, employee stock options provide a powerful means to align the interests of the Company’s employees with those of its shareholders. To address any possible shareholder reservations, in 2005, the Company instituted what it considers to be a very “pro-shareholder” policy of seeking annual shareholder approval of its proposed stock option grants. All grants made subsequent to these annual authorizations must be made by the 30th of April in the ensuing year.
As in prior years, the primary beneficiaries of the proposed 2014 Stock Option Plan will be the non-executive officers of the Company. Over the last three years, in the aggregate, the Executive Officers have received the following percentages of total stock options granted:

2011	2%
2012	1%
2013	3%
Management and the Board of Directors feel strongly that broad-based stock option grants need to be a continuing component of the Company’s overall compensation program. Particularly since the Company does not have a general policy of providing employee pension plans. If the 2014 Stock Option Plan is not approved, the Company will be unable to grant stock options to new or existing employees until such time as the shareholders approve a stock option plan in the future. Accordingly, Management and the Board of Directors believe that a vote against the Company’s proposed 2014 stock option program could harm the Company’s ability to attract and retain the long-term services of its greatest asset which the Company relies upon to grow its business...its people.
At the Annual Meeting, the shareholders of the Company will be asked to approve and ratify the Company’s 2014 Stock Option Plan, which, if approved, will make available 2,750,000 shares of the Company’s authorized but unissued Common Stock for purchase upon exercise of options granted under the Plan. Approximately 14,000 individuals would be eligible to receive options under the 2014 Stock Option Plan. In 2013, options were granted to approximately 3,400 key employees under the 2013 Stock Option Plan. The 2014 Stock Option Plan includes an annual limitation on the maximum number of shares that may be granted to any individual to meet the Section 162(m) exception for deductibility of performance-based compensation. A summary of the 2014 Stock Option Plan is described below, and the 2014 Stock Option Plan can be viewed in its entirety in Appendix A of this Proxy Statement. In addition, the proposed 2014 Stock Option Agreement can be viewed in its entirety in Appendix B of this Proxy Statement.

At March 6, 2014, the following options to purchase shares of Common Stock were outstanding by plan:

Option Plan	Number of Shares Outstanding
1997 Stock Option Plan	313,498
2005 Stock Option Plan	979,002
2006 Stock Option Plan	1,881,133
2007 Stock Option Plan	1,198,803
2008 Stock Option Plan	1,615,287
2009 Stock Option Plan	1,846,344
2010 Stock Option Plan	2,165,360
2011 Stock Option Plan	2,668,690
2012 Stock Option Plan	2,660,090
2013 Stock Option Plan	2,695,950
1993 Directors’ Plan	288,000
Total(1)	18,312,157
 ___________________

(1)	The weighted average exercise price of these options was $41.12 and the weighted average remaining contractual life was 5.7 years.
If Proposal 3 is approved on May 7, 2014, 2,750,000 shares of Common Stock will be available for grant pursuant to the 2014 Stock Option Plan. As of May 1, 2014, there will be no further shares of Common Stock available for grant pursuant to other stock option plans.
The Board of Directors has approved a non-discretionary stock repurchase plan which currently authorizes the repurchase of up to 40,000,000 shares of Common Stock with the proceeds received from the exercise of stock options outstanding under the plans noted above and the 2014 Stock Option Plan if approved. As of March 6, 2014, the Company had repurchased 25,999,801 shares of Common Stock under this non-discretionary repurchase plan. In addition, the Board of Directors has authorized a discretionary stock repurchase plan which allows for the repurchase of such shares as may be necessary to reduce the total shares outstanding to 190,000,000. It is the intent of the Board of Directors, that management make use of this discretionary authority to eliminate any further growth in the number of issued and outstanding shares as a result of option exercises and to repurchase additional shares. As of March 6, 2014, the Company had repurchased 35,419,634 shares of Common Stock under this discretionary repurchase plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3—APPROVAL OF THE 2014 STOCK OPTION PLAN.
SUMMARY OF THE 2014 STOCK OPTION PLAN
The following summary of the Company’s 2014 Stock Option Plan (the “2014 Option Plan”) is qualified in its entirety by reference to the full text of the 2014 Stock Option Plan, a copy of which is included as Appendix A to this Proxy Statement.
The 2014 Option Plan provides for the grant of two types of options: (1) Incentive Stock Options, which are options that meet the requirements of Section 422 of the Code, and (2) Non-Qualified Stock Options. Shareholder approval will make available a total of 2,750,000 shares of the Company’s authorized but unissued Common Stock for purchase upon exercise of options granted under the 2014 Option Plan. The term of the 2014 Option Plan is one year. No options may be granted under the 2014 Option Plan after midnight April 30, 2015. In addition, no options may be granted under the 2014 Option Plan if there are no shares available for issuance. No reload options may be granted under the 2014 Option Plan.

Incentive Stock Options may be granted to employees of the Company or a related corporation. Non-Qualified Stock Options may be granted to employees of the Company, a related corporation, or affiliated companies. In any fiscal year, no employee may receive options to purchase more than 100,000 shares of Common Stock and no option may be granted with an exercise price less than the fair market value measured on the date of the grant.
The 2014 Option Plan will be administered by a committee of the Board of Directors consisting exclusively of members that are both “non-employee directors” and “outside directors” as those terms are defined in the 2014 Option Plan. The Committee will have authority to construe, amend or terminate the 2014 Option Plan. The Committee is prohibited from repricing options to account for market price declines under the 2014 Option Plan. A written agreement will evidence each option and determine whether the option is an Incentive Stock Option or Non-Qualified Stock Option. The form of 2014 Stock Option Agreement can be viewed in its entirety in Appendix B to this Proxy Statement.
Options will expire no later than ten years from the date of grant; provided that no Incentive Stock Option granted to a greater-than-ten-percent shareholder will expire later than five years from the date of grant. Vested options generally will terminate upon the first to occur of: (1) expiration of the option; (2) three months following the optionee’s termination of employment, other than as a result of death or disability; or (3) six months following the optionee’s death or cessation of employment by reason of disability.
Options granted under the 2014 Option Plan will be 50% vested from three years, 75% vested from four years and fully vested five years from the date of grant. The Committee may accelerate vesting. Upon a change in control, all options outstanding at the date thereof will become fully vested and exercisable. The purchase price of option shares must be paid by wire transfer, except to the extent another method is permitted by the Committee.
The 2014 Option Plan will only be effective upon approval by the shareholders. No options have been granted under the 2014 Option Plan and no determination has been made as to who will receive an option grant if the 2014 Option Plan is approved by the shareholders.
The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).
Because benefits under the 2014 Option Plan will depend on the Committee’s actions and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2014 Option Plan is approved by shareholders. Information concerning awards under the 2013 Option Plan is available in the Proxy Statement in the following tables and the narrative accompanying them: Compensation Discussion and Analysis; Summary Compensation Table for the Fiscal Year Ended December 31, 2013, Grants of Plan Based Awards Table, Option Exercises and Year-End Option Value Tables.
FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2014 OPTION PLAN
The following description of Federal income tax consequences addresses the tax consequences for both “Incentive Stock Options” as defined in Section 422 of the Code and “Non-Qualified Options” and is intended merely to provide basic information with respect to the tax treatment applicable to the 2014 Option Plan. Although the Company believes the following statements are correct, the statements are based upon legislative, administrative, and judicial authority that is subject to revision and differing interpretations. Each participant in the Company’s 2014 Option Plan should consult his or her own tax advisor concerning the tax consequences of grant, exercise, or surrender of an option and the sale or other disposition of any stock acquired pursuant to the exercise of an option. Individual financial and Federal tax situations may vary, and state and local tax considerations may be significant.
Non-Qualified Stock Options
Any option that does not meet with all the requirements of Section 422 of the Code is commonly referred to as a non-qualified stock option. The grant of a non-qualified stock option does not have income tax consequences for either the Company or the recipient. Upon exercise of the option, the optionee must recognize ordinary taxable income in an amount equal to the difference between the fair market value of the shares acquired upon exercise and the amount paid to exercise the option. The optionee exercising a non-qualified stock option will have a tax liability subject to withholding even though the shares giving rise to the liability may not have been sold and converted to cash on the date of exercise.

The optionee receives a tax basis in the shares equal to the amount of income reported plus the amount of cash or basis of other property exchanged in the exercise.
The Company should be entitled to an income tax deduction at time of exercise, and in the same amount, as the optionee recognizes ordinary taxable income.
Stock acquired through the exercise of a non-qualified stock option is a capital asset in the hands of the optionee. When the stock is sold, the holder may recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the adjusted basis of the stock sold. The sale of stock has no tax impact on the Company.
Incentive Stock Options
An incentive stock option must meet all the requirements of Section 422 of the Code. Optionees do not recognize regular taxable income upon the grant or upon the exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of such shares as of the date of exercise will be an adjustment for the purpose of calculating alternative minimum taxable income. The alternative minimum tax is payable only to the extent that it exceeds the regular income tax. If the alternative minimum tax applies, it may be possible to recover some, if not all, of the alternative minimum tax paid through a credit carried forward to a tax year where regular tax liability exceeds the alternative minimum tax.
So long as the stock acquired through an incentive stock option is held for at least one year from the date of exercise and two years from the date of the grant, the sale of the shares is not considered to be a disqualifying disposition. Any gain or loss, measured by the difference between the amount realized upon sale and the adjusted basis will be treated as proceeds from the sale of a long-term capital asset. In general, the adjusted basis will be the cash or adjusted basis of other property exchanged to exercise the option. The Company will not receive an income tax deduction for qualifying dispositions.
Shares which are sold in a disqualifying disposition (anything that is not a qualifying disposition) in situations other than in an insolvency proceeding require the seller to recognize ordinary income at the time of the disposition in an amount equal to the lesser of (1) the difference between the exercise price and the fair market value of the shares at the time the option was exercised or (2) the difference between the exercise price and the amount realized upon disposition of the shares, and the seller is required to recognize long-term or short-term capital gain or loss (depending on whether the seller has held the shares for more than 12 months or for 12 months or less) in an amount equal to the difference between the sale price of the shares and the fair market value of the shares on the date the seller exercised the option. The Company receives an income tax deduction on the amount recognized as ordinary income.
Special Rules. Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of Company Common Stock received pursuant to the exercise of an option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of grant. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, may be determined as of the end of such period.
Deductibility of Executive Compensation Under Code Section 162(m). Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the Company’s Principal Executive Officer and the Company’s three other most highly paid Executive Officers other than the Principal Financial Officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit.
The 2014 Option Plan has been designed to permit grants of options issued under the plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-qualified stock option may be exempt from the $1,000,000 deduction limit. The 2014 Option Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options consists exclusively of members of the Board of Directors of the Company who qualify as “outside directors,” and the exercise price is not less than the fair market value of the shares of Common Stock to which such grants relate, the compensation income arising on exercise of those options should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).
PROPOSAL 4—APPROVAL OF THE AMENDMENT TO THE
2002 EMPLOYEE STOCK PURCHASE PLAN
At the 2014 Annual Meeting, the shareholders of the Company will be asked to approve an amendment to the Company’s 2002 Employee Stock Purchase Plan (the “2002 Plan”), which, if approved, will increase by 3,000,000 the number of shares of the Company’s Common Stock available for purchase under the 2002 Plan. The Board of Directors believes that the 2002 Plan has contributed to strengthening the incentive of participating employees to acquire a greater propriety interest in the Company. An aggregate of 8,139,481 shares of Common Stock have been issued under the Company’s 2002 Plan, and 1,165,971 shares remained available for issuance under the 2002 Plan as of March 6, 2014. The Company believes the remaining available shares will be adequate to cover shares issued for the offering period ending July 31, 2014 but no future offering periods. If Proposal 4 is not approved, the Company will be unable to continue offering this important benefit. If Proposal 4 is approved, 4,165,971 shares of Common Stock will be made available for issuance pursuant to the 2002 Plan. A summary to the 2002 Plan is described under the caption “Summary of the 2002 Plan” in this Proxy Statement and can be viewed in its entirety in Appendix C of this Proxy Statement.
The proposed increase in the number of shares made available for issuance under the 2002 Plan will simply enable the Company to continue the 2002 Plan in future years and is not required or intended to supply or “cover” outstanding awards to 2002 Plan participants. As such, no “New Plan Benefits” have been granted to date and future awards under the 2002 Plan are not yet determinable.
The affirmative vote of at least a majority of the shares of Common Stock present in person or represented by proxy at the 2014 Annual Meeting is required for approval of the amendment to the 2002 Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 4—APPROVAL OF THE AMENDMENT TO THE 2002 PLAN
SUMMARY OF THE 2002 PLAN
The following summary of the Company’s 2002 Plan is qualified in its entirety by reference to the full text of the 2002 Plan, a copy of which is included as Appendix C to this Proxy Statement.
The 2002 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have authority to interpret the 2002 Plan, construe its terms, adopt rules and regulations, prescribe forms, and make all determinations under the 2002 Plan.
Effectively, any full-time employee of the Company, its Subsidiaries or any Consolidated Affiliate who have been with the Company for sixty (60) days prior to the beginning of the plan year will be eligible to participate in the 2002 Plan. Full-time employees are employees whose customary employment with the Company, any designated Subsidiary or Consolidated Affiliate is more than 20 hours per week and more than five months per year. Management believes that approximately 14,000 employees would currently be eligible to participate.
An eligible employee may enroll for an Offering Period by filing an enrollment form with the Company prior to the first day of the plan year. After initial enrollment in the 2002 Plan, the employee will be automatically re-enrolled in the 2002 Plan for subsequent Offering Periods, unless he or she files a notice of withdrawal before a new Offering Period begins, terminates employment, or otherwise becomes ineligible to participate.
Upon enrollment in the 2002 Plan, the employee must elect the rate at which he or she will make payroll contributions for the purchase of Company stock. Elections can be expressed as a percentage of base pay not to exceed 10%, although an employee’s contributions will be adjusted downward to the extent necessary to ensure that he or she will not purchase Company stock having a fair market value, as of the beginning of the Offering Period, in excess of $25,000 in any single calendar year. All employee contributions will be made by means of direct payroll deduction. The contribution rate elected by a participant will continue in effect unless the individual elects to withdraw from participation for the plan year. An individual who withdraws will receive a refund of contributions made to date and must re-enroll in order to participate in any subsequent plan year.
An employee’s contributions will be credited to an account maintained on behalf of such employee. The 2002 Plan provides that the “Offering Period” means the approximate one-year period commencing on the first trading day after August 1st and terminating on the last trading day in the following July. The next Offering Period under the amended 2002 Plan will commence August 1, 2014. The Compensation Committee may change the beginning date, ending date, and duration of Offering Periods on a prospective basis, provided that Offering Periods will, in all cases, comply with applicable limitations under Section 423 of the Code.
As described above, the Company will issue shares directly to the custodian for employees’ accounts at a price equal to the lesser of 85% of the fair market value of Company stock at the beginning of the Offering Period or 85% of the fair market value of Company stock at the end of the Offering Period. Shares purchased under the 2002 Plan will be credited to the accounts maintained by the custodian for each participant. No interest will be credited on payroll contributions pending investment in Company stock. Dividends paid on Company stock actually credited to participants’ accounts will be automatically reinvested in additional shares by the custodian through purchases in the market (no discounts will apply to such dividend reinvestment purchases).
Participants will have the exclusive right to vote or direct the voting of shares credited to their accounts, and will be permitted to withdraw, transfer, or sell their shares without restriction. Participants’ rights under the 2002 Plan are nontransferable except pursuant to the laws of descent and distribution. A participant may terminate enrollment in the 2002 Plan at any time. All funds accumulated in a participant’s cash account for an Offering Period shall be refunded to the participant as soon as practicable following such participant’s election to discontinue payroll deductions to the 2002 Plan. A participant will be deemed to have elected to discontinue payroll deductions and withdraw from the 2002 Plan upon such participant’s death or upon termination of employment by the Company, its subsidiaries or any consolidated affiliate. The custodian will continue to hold Company Stock for the account of such a participant until the participant sells or withdraws the Company Stock, but in no event for more than one year after the participant ceases to be employed. No refunds from a participant’s cash account are permitted except upon termination of enrollment.
In the event of a change in control of the Company, the Committee administering the 2002 Plan must set a new date to exercise the option. The new exercise date must be at least 10 days prior to the date that will constitute the change in control as defined in the 2002 Plan.
The Company will pay costs and expenses incurred in the administration of the 2002 Plan and maintenance of accounts, and will pay brokerage fees and commissions for purchases. The Company will not pay brokerage fees and expenses relating to sales of stock acquired under the 2002 Plan by participants, and participants may be charged reasonable fees by the custodian for withdrawals of share certificates and other specified services. The custodian will be responsible for furnishing account statements to participants.
The Board may amend, alter, suspend, discontinue, or terminate the 2002 Plan without further shareholder approval, except that shareholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of any automated quotation system or securities exchange on which the Company’s Common Stock is then quoted or listed, or if such shareholder approval is necessary in order for the 2002 Plan to continue to meet the requirements of Section 423 of the Code. Shareholder approval will not necessarily be required for amendments that might increase the cost of the 2002 Plan or broaden eligibility. The 2002 Plan will continue until terminated by action of the Board. Shareholder approval is specifically required for any changes in the shares reserved for issuance or in the purchase price of shares to be issued under the 2002 Plan.
The 2002 Plan is not intended to be a qualified pension, profit-sharing or stock bonus plan under Code Section 401(a), nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2002 PLAN
For employees of the Company, its subsidiaries and any consolidated affiliates, rights to purchase shares under the 2002 Plan are intended to constitute options issued pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code. The following Federal income tax consequences would generally result under the 2002 Plan for employees of the Company, its subsidiaries and any consolidated affiliates:
(1)    No taxable income results to the participant upon the grant of options to purchase shares of Company stock or upon the automatic purchase of shares for his or her account under the 2002 Plan. Purchases are made using after tax salary deferrals from the participant’s account;
(2)    If the participant disposes of shares within two years after the first day of an offering period from which he or she purchased the shares or within one year after the purchase date from which he or she purchased the shares, at that time of sale the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares (essentially, the ordinary income is the difference in what the shares were worth on the day they were purchased and what the participant paid for the shares). The participant will be considered to have disposed of a share if the participant sells, exchanges, makes a gift or transfers (except by death) legal title to the share;
(3)    If the participant:

a.	disposes of shares more than two years after the first day of an offering period with respect to which he or she purchased the shares and more than one year after the purchase date, or

b.	dies at any time while holding shares acquired under the 2002 Plan, then at the time the participant disposes of the shares he or she will recognize ordinary income in an amount equal to the lesser of:
the fair market value of the shares on the first day of the offering period over the amount of the participant’s payroll deductions used to purchase the shares (the discount in the actual price used), or the excess of the fair market value of the shares on the date of disposition or death over the amount of the participant’s payroll deductions used to purchase the shares (the amount of gain realized on the sale of shares);
(4)    In addition to the tax consequences above in any scenario, the participant will recognize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of Company Common Stock and the participant’s basis in the Common Stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in (2) and (3) above).
(5)    If the holding periods described in (3) above are satisfied, the Company will not receive any deduction for Federal income tax purposes with respect to any discount in the sale price of shares purchased under the 2002 Plan. If either of the holding periods is not satisfied, the Company generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participating U.S. taxpayers as ordinary income.
(6)    Dividends, if any, on shares purchased pursuant to the 2002 Plan will be taxable as dividends when paid, in which case the dividends are taxed as ordinary income.

PROPOSAL 5—APPROVAL OF THE 2014 DIRECTORS' RESTRICTED STOCK PLAN
At the Annual Meeting, the shareholders of the Company will be asked to approve the Company’s 2014 Directors’ Restricted Stock Plan (the "2014 Directors' Plan"), which, if approved, will make available 250,000 shares of the Company’s authorized but unissued Common Stock for grants to non-management directors ("Independent Directors"). Based on the current number of Independent Directors and history of shares issued under the 2008 Directors' Restricted Stock Plan, it is expected that 250,000 shares will be adequate for the five-year term of the 2014 Directors' Restricted Stock Plan. The 2014 Directors’ Plan provides that on May 20, 2014, and annually thereafter, each Independent Director will be granted the number of shares with a fair market value equal to $200,000 on the date of grant and that such shares will vest immediately on grant date. A summary of the 2014 Directors’ Plan is described under the caption “Summary of the 2014 Directors' Plan” in this Proxy Statement and can be viewed in its entirety in Appendix D of this Proxy Statement. Independent Directors will no longer be granted restricted shares pursuant to the 2008 Directors’ Restricted Stock Plan as the plan terminated on June 1, 2013.
Shareholder approval of the 2014 Directors’ Plan will enable the Company to continue to provide directors with compensation that will closely align the interests of these directors with the interests of shareholders. As of March 6, 2014, seven Independent Directors are expected to be eligible to receive an award under the 2014 Directors’ Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 5—APPROVAL OF THE 2014 DIRECTORS’ RESTRICTED STOCK PLAN.
SUMMARY OF THE 2014 DIRECTORS' PLAN
The following summary of the Company’s 2014 Directors’ Plan is qualified in its entirety by reference to the full text of the 2014 Directors’ Plan, a copy of which is included as Appendix D to this Proxy Statement.
The 2014 Directors’ Plan provides that on May 20, 2014, and annually thereafter, the Compensation Committee will grant the number of shares of the Company’s Common Stock with a fair market value equal to $200,000 on the date of grant to each eligible director under the 2014 Directors’ Plan. If sufficient shares are not available, then each eligible director will be granted the number of shares equal to the number of remaining shares available for awards divided by the number of eligible directors. Shareholder approval will make available a total of 250,000 shares of the Company’s Common Stock for awards under the 2014 Directors’ Plan.
Any member of the Board of Directors who has not been otherwise employed by the Company or one of its affiliates during the six months prior to and including the date of any restricted stock award under the 2014 Directors’ Plan is eligible to receive such award. As of March 6, 2014, seven directors are expected to be eligible to receive an award under the 2014 Directors’ Plan.
The 2014 Directors’ Plan will be administered by the Compensation Committee. The Board of Directors retains the powers and duties with regard to administration of the 2014 Directors’ Plan, notwithstanding any delegation to the Committee. The Compensation Committee will have authority to construe, amend or terminate the 2014 Directors’ Plan, provided that no amendment or termination will, without the written consent of a director, adversely affect the director’s rights under outstanding restricted stock awards. Shareholder approval must be obtained for any amendment: (1) that would increase the shares available under the 2014 Directors’ Plan; (2) that would change the formula for restricted stock awards; (3) that would permit the issuance of restricted stock awards other than as permitted under the 2014 Directors’ Plan; or (4) for which shareholder approval is required under applicable law or the rules of any national securities exchange or automated quotation system on which are listed or quoted any of the Company’s equity securities.
The Compensation Committee may grant awards under the 2014 Directors’ Plan with or without a vesting schedule. The Compensation Committee expects the 2014 annual grant under the 2014 Directors’ Plan to be granted without a vesting schedule, so that such awards shall be fully (100%) vested on the date of grant. In 2014 and for all future awards under the plan not subject to a vesting schedule on the date of grant, the award will be evidenced either by book-entry registration or issuance of a stock certificate or certificates.

The following rules shall apply in future years if any awards made under the plan are subjected to a vesting schedule on the date of grant. Upon a change in control, all awards outstanding at the date thereof will become fully vested. If a participant’s service as director is terminated, any unvested portion of an award will be forfeited unless the Compensation Committee determines otherwise. The award will be evidenced either by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates will be held by the Company or the stock transfer agent or brokerage service selected by the Company until all of the award has become vested (the “Final Vesting Date”). Any cash dividends or other cash distributions paid on the restricted stock prior to the Final Vesting Date will be forfeited to the Company. Any cash dividends or other cash distributions paid on the restricted stock following the Final Vesting Date will be distributed to the Director.
Shares covered by a restricted stock award under the 2014 Directors’ Plan will be counted against the aggregate number of shares available for issuance under the 2014 Directors’ Plan. If shares covered by an award are forfeited, or if an award is terminated without delivery of any shares, then the shares previously set aside for such award will be available for future awards under the 2014 Directors’ Plan.
If approved by shareholders, the 2014 Directors’ Plan will be effective as of May 7, 2014. No award will be made under the 2014 Directors’ Plan prior to this effective date. The 2014 Directors’ Plan will terminate upon the earlier of: (1) June 1, 2019; (2) the date on which no shares are available for issuance under the 2014 Directors’ Plan; or (3) the date of discontinuation or termination of the 2014 Directors’ Plan by the Committee or the Board of Directors. No restricted stock award will be granted under the 2014 Directors’ Plan after June 1, 2019 or any earlier date of discontinuation or termination of the 2014 Directors’ Plan by the Committee or the Board of Directors.
FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 2014 DIRECTORS' PLAN
The following description of Federal income tax consequences addresses the tax consequences for restricted stock awards and is intended merely to provide basic information with respect to the tax treatment applicable under the Company’s 2014 Directors’ Plan. Although the Company believes the following statements are correct, the statements are based upon legislative, administrative, and judicial authority that is subject to revision and differing interpretations. Each participant in the Company’s 2014 Directors’ Plan should consult his or her own tax advisor concerning the tax consequences of grant, vesting, sale or other disposition of any stock acquired pursuant to an award under the plan.
For awards made in 2014, and all other awards granted under the 2014 Directors’ Plan without a vesting schedule, the Director shall recognize ordinary income equal to the fair market value of the restricted stock at the time of the receipt of the award, less any amount paid for the shares. The following tax consequences shall apply in future years, if awards are made subject to a vesting schedule. A Director will not recognize any income at the time of receipt of a restricted stock award unless he or she elects under Section 83(b) of the Internal Revenue Code, within 30 days of receipt, to recognize ordinary income equal to the fair market value of the restricted stock at the time of receipt of the award, less any amount paid for the shares. If the election is made, the Director will not be allowed a deduction with respect to any shares that fail to vest and are forfeited. If the election is not made, then on the date that the restrictions to which the restricted stock are subject are removed (i.e. the shares vest), the Director generally will recognize ordinary income in an amount equal to the fair market value of the shares on the date the shares vest less any amount paid for the shares. Whether or not an award is made subject to a vesting schedule, at the time the Director recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.
Generally, upon the sale or other disposition of restricted stock with respect to which the Director has recognized ordinary income (i.e., the award was granted without a vesting schedule, a Section 83(b) election was previously made or the restrictions were previously removed), the Director will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition and the holder’s basis in the shares. The Director’s basis will generally equal the fair market value of the shares on the date of grant (if the award was not granted subject to a vesting schedule), at the time the restrictions were removed or, in the case of a Section 83(b) election, the fair market value of the shares on the date of grant.

ACCOUNTING TREATMENT OF ALL SHARE-BASED PLANS DESCRIBED ABOVE
The applicable accounting treatment for options granted under the 2014 Option Plan, the purchase rights granted under the 2002 Plan and the restricted shares granted under the 2014 Directors' Plan is set forth in Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718). Under ASC Topic 718, the Company recognizes stock compensation expense based on an estimate of the grant date fair value of awards granted to employees and directors under the plans. This expense, adjusted for expected forfeitures, is recorded on a straight-line basis over the stock awards' vesting periods, if any.
PROPOSAL 6—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2014
The Audit Committee has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2014 and the Board is asking shareholders to ratify that selection. The Board of Directors has determined that it is desirable to request ratification of its appointment at the Annual Meeting. If the shareholders do not ratify the appointment of KPMG LLP, the appointment of independent registered public accountants will be reconsidered by the Audit Committee. Representatives of KPMG LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement, if they so desire, and to respond to appropriate questions.
Information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended December 31, 2013 and 2012 can be found under the heading Relationship With Independent Public Accountants below.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 6—RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2014.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
The Company has selected KPMG LLP to continue as its principal independent registered public accounting firm for the current year. Set forth below is information relating to the aggregate KPMG LLP fees for professional services rendered for the fiscal years ended December 31, 2013 and 2012, including affiliated member firms of the KPMG International network.

Description of Professional Service	2013	2012
Audit Fees(1)	$2,527,000	$2,447,000
Audit Related Fees(2)	$29,000	$28,000
Tax Fees(3)	$129,000	$107,000
All Other Fees	$—	$—
___________________

(1)	Includes fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, a registration statement, and statutory audits required internationally.

(2)	Includes the fees for attestations reports for international subsidiaries.

(3)	Includes the fees for tax advice and compliance. No fees were paid to KPMG LLP in either year for tax planning.
The Audit Committee has established a policy which prohibits the Company from retaining its principal independent registered public accounting firm for any engagements other than those that could be described above as audit, audit related, or other services pre-approved by the Audit Committee.
In all cases, the Audit Committee has approved the services provided in advance and has determined that the provision of any of these services is compatible with KPMG LLP maintaining its independence.

OTHER BUSINESS
As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The following section describes, since the beginning of the year ended December 31, 2013, (i) transactions in which the Company or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an Executive Officer, any immediate family member of a director, director nominee or Executive Officer, a security holder known to own more than five percent of the Company’s common stock or any immediate family member of the security holder had, or will have, a direct or indirect material interest or (ii) certain business relationships that existed between the Company and directors or director nominees, or between the Company and entities affiliated with such directors or director nominees. The Company's written policy and procedures with respect to any related person transaction between the Company and any related person requiring disclosure under Item 404(a) of Regulation S-K under the Exchange Act, is that such transaction is consummated only if the Audit Committee approves or ratifies such transaction (or the disinterested members of the Board of Directors approve or ratify such transaction).
Jeffrey S. Musser, President and Chief Executive Officer of the Company and the son-in-law of Peter J. Rose, Chairman and retired Chief Executive Officer, was employed in 2013 as Executive Vice President—Chief Information Officer. Mr. Musser earned total compensation of $3,492,203, including a stock option grant with a fair value of $121,601. Allen and Rex Wang are sons of James L.K.Wang, President—Asia Pacific and Director. Allen Wang was employed as Regional Vice President—Northern China and earned total compensation of $1,154,777, including a stock option grant with a fair market value of $48,640. Rex Wang was employed as Air Export Manager of the Company's Hong Kong office and earned total compensation of $224,234, including a stock option grant with a fair market value of $11,065. Anthony Villanueva, the son of Robert L.Villanueva, President—The Americas, was employed as Branch Manager of the Company's Seattle office and earned total compensation of $334,596, including a stock option grant with a fair market value of $38,727. Brian and Stephen Coughlin are brothers of Philip M. Coughlin, Executive Vice President—North America. Brian Coughlin was employed as District Manager of the Company's Chicago office and earned total compensation of $1,144,546, including a stock option grant with a fair market value of $66,388. Stephen Coughlin was employed as Account Manager—Project Cargo Services and earned total compensation of $140,562, including a stock option grant with a fair market value of $16,597. Steven Ross, the son of Rosanne Esposito, Executive Vice President—Global Customs, was employed as Customer Solutions Manager of the Company's Los Angeles office and earned total compensation of $145,136.
In connection with the acquisition of the assets of certain Asia affiliates (including Taiwan) effective January 1, 1984, the Company agreed to use its best efforts, so long as James L.K. Wang remains a shareholder of the Company and is employed by the Company or any of its affiliates or exclusive agents, to cause one person nominated by Mr. Wang to be elected to the Company’s Board of Directors. In addition, the Company agreed that it will make no appointment of a manager for any Asia office without prior consultation with Mr. Wang so long as he remains a shareholder of the Company and is employed by the Company or one of its affiliates or exclusive agents. Pursuant to this agreement, Mr. Wang has been nominated for re-election to the Company’s Board of Directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the Company’s directors, certain of its officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership on Form 3 and changes of ownership on Form 4 or 5 with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish the Company with copies of all such forms they file.
Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the filing requirements, the Company believes that all reports required from its officers, directors and greater than 10% beneficial owners were filed on a timely basis during 2013.

DEADLINES FOR SHAREHOLDER PROPOSALS FOR THE
2015 ANNUAL MEETING OF SHAREHOLDERS
Pursuant to Rule 14a-8 under the Exchange Act, certain shareholder proposals may be eligible for inclusion in the Company’s proxy materials for the 2015 Annual Meeting of Shareholders. In order to be eligible for inclusion, such proposals must be received by the Secretary at the Company’s principal executive offices no later than November 21, 2014. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored materials.
The Company’s bylaws provide a formal procedure for bringing business before the Annual Meeting of Shareholders. A shareholder proposing to present a matter (other than a proposal brought pursuant to Rule 14a-8 under the Exchange Act) before the 2015 Annual Meeting of Shareholders or to nominate a candidate for election to the Board of Directors at the 2015 Annual Meeting Shareholders must deliver notice of the proposal or nomination to the Secretary at the Company’s principal executive offices between the close of business on January 6, 2015 through the close of business on February 5, 2015. In the event that the date of the Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 6, 2015, notice of the proposal or nomination must be delivered to the Secretary at the Company’s principal executive offices not earlier than the 120th day prior to the date of the annual meeting and not later than the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the annual meeting, the 10th day following the day on which the Company first makes a public announcement of the date of the meeting. The shareholder’s notice must include the specified information concerning the proposal or nominee as described in the Company’s bylaws. The Company will not consider any proposal or nomination that does not meet the Company’s bylaw requirements or Securities and Exchange Commission requirements for submitting a proposal or nomination. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, the proxies designated by the Company for the 2015 Annual Meeting of Shareholders will have discretionary authority to vote with respect to any matter presented at the meeting if the Company has not received notice of the matter by the dates required under the Company’s bylaws, as described above, and in certain other instances specified in that rule.
To reduce the expenses of delivering duplicate materials, we are taking advantage of the Securities and Exchange Commission's “householding” rules which permit us to deliver only one set of proxy materials (or one Notice of Internet Availability of Proxy Materials) to shareholders who share an address unless otherwise requested. If you share an address with another shareholder and have received only one set of materials, you may request a separate copy at no cost to you by calling Computershare at 1-866-641-4276 or by writing to Bradley S. Powell, Senior Vice President and Chief Financial Officer, 1015 Third Avenue, 12th Floor, Seattle, Washington 98104. For future annual meetings you may request separate materials, or request that we send only one set of materials to you if you are receiving multiple copies, by calling Computershare at 1-866-641-4276 or by writing to Mr. Powell at the address listed above.
SOLICITATION OF PROXIES
The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of Advantage Proxy a fee of $10,000 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, facsimile or messenger.
The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.
By Order of the Board of Directors
Seattle, Washington
March 21, 2014

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APPENDIX A
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2014 STOCK OPTION PLAN
This 2014 Stock Option Plan (the “2014 Option Plan”) provides for the grant of options to acquire shares of common stock, $.01 par value (the “Common Stock”), of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC., a Washington corporation (the “Company”). Stock options granted under this 2014 Option Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), are referred to in this 2014 Option Plan as “Incentive Stock Options.” Incentive Stock Options and stock options that do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”) granted under this 2014 Option Plan are referred to as “Options.”
1.    PURPOSES.
The purposes of this 2014 Option Plan are to retain the services of valued key employees of the Company, its subsidiaries and such other affiliates as the Plan Administrator shall select in accordance with Section 3 below; to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company; and to serve as an aid and inducement in the hiring of new employees.
2.    ADMINISTRATION.
This 2014 Option Plan shall be administered by the Board of Directors of the Company (the “Board”) if each director is an “outside director” (as defined below). If all directors are not outside directors, the 2014 Option Plan shall be administered by a committee designated by the Board and composed of two (2) or more members of the Board that are “non-employee directors” and “outside directors” (as defined below), which committee (the “Committee”) may be the compensation committee or a separate committee especially created for this purpose. The term “non-employee director” shall have the meaning assigned to it under Rule 16b-3 (as amended from time to time) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulatory requirement. The term “outside director” shall have the meaning assigned under Section 162(m) of the Code (as amended from time to time) and the regulations (or any successor regulations) promulgated thereunder (“Section 162(m) of the Code”). The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this 2014 Option Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the 2014 Option Plan, is referred to herein as the “Plan Administrator.”
Subject to the provisions of this 2014 Option Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to: (a) construe and interpret this 2014 Option Plan; (b) define the terms used in this 2014 Option Plan; (c) prescribe, amend and rescind rules and regulations relating to this 2014 Option Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this 2014 Option Plan; (e) grant Options under this 2014 Option Plan; (f) determine the individuals to whom Options shall be granted under this 2014 Option Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (g) determine the time or times at which Options shall be granted under this 2014 Option Plan; (h) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (i) determine all other terms and conditions of Options; and (j) make all other determinations necessary or advisable for the administration of this 2014 Option Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this 2014 Option Plan and on their legal representatives, heirs and beneficiaries.
The Board or the Committee may delegate to one or more executive officers of the Company the authority to grant Options under this 2014 Option Plan to employees of the Company who, on the Date of Grant, are not subject to Section 16(b) of the Exchange Act with respect to the Common Stock (“Non-Insiders”), and are not “covered employees”

as such term is defined for purposes of Section 162(m) of the Code (“Non-Covered Employees”), and in connection therewith the authority to determine: (a) the number of shares of Common Stock subject to such Option; (b) the duration of the Option; (c) the vesting schedule for determining the times at which such Option shall become exercisable; and (d) all other terms and conditions of such Options. The exercise price for any Option granted by action of an executive officer or officers pursuant to such delegation of authority shall not be less than the fair market value per share of the Common Stock on the Date of Grant. Such delegation of authority shall not include the authority to accelerate the vesting, extend the period for exercise or otherwise alter the terms of outstanding Options. The term “Plan Administrator” when used in any provision of this 2014 Option Plan other than Sections 2, 5(m), 5(n) and 12 shall be deemed to refer to the Board or the Committee, as the case may be, and an executive officer who has been authorized to grant Options pursuant thereto, insofar as such provisions may be applied to persons that are Non-Insiders and Non-Covered Employees and Options granted to such persons.
3.    ELIGIBILITY.
Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company (“Employees”). Non-Qualified Stock Options may be granted to Employees and to such other persons who are employed by affiliated companies, other than directors who are not Employees, as the Plan Administrator shall select. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Any person to whom an Option is granted under this 2014 Option Plan is referred to as an “Optionee.” Any person who is the owner of an Option is referred to as a “Holder.”
As used in this 2014 Option Plan, the term “Related Corporation” shall mean any corporation (other than the Company) that is a “Parent Corporation” of the Company or “Subsidiary Corporation” of the Company, as those terms are defined in Sections 424(e) and 424(f) respectively, of the Code (or any successor provisions), and the regulations thereunder (as amended from time to time).
4.    STOCK.
The Plan Administrator is authorized to grant Options to acquire up to a total of 2,750,000 shares of the Company’s authorized but unissued Common Stock during the period beginning with the Effective Date as provided for in Section 7 and ending on April 30, 2015 (“Option Grant Period”). The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Subsection 5(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this 2014 Option Plan so long as the grant is made within the Option Grant Period; provided however, that any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 6 hereof.
5.    TERMS AND CONDITIONS OF OPTIONS.
Each Option granted under this 2014 Option Plan shall be evidenced by a written or online agreement approved by the Plan Administrator (the “Agreement”). Agreements may contain such provisions, not inconsistent with this 2014 Option Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:
(a)  Number of Shares and Type of Option.
Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any portion of an Option which exceeds the annual limit shall not be void, but rather shall be a Non-Qualified Stock Option.
(b)  Date of Grant.
Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the date within the Option Grant Period that the Plan Administrator has deemed to be the effective date of the Option for purposes of this 2014 Option Plan (the “Date of Grant”).
(c)  Option Price.
Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion; provided that the per share exercise price for any Option granted shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that with respect to Incentive Stock Options granted to greater-than-10 percent (> 10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110 percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.
(d)  Duration of Options.
At the time of the grant of the Option, the Plan Administrator shall designate, subject to Subsection 5(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent (>10%) shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.
(e)  Vesting Schedule.
No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be fifty percent (50%) vested three (3) years from the Date of Grant, seventy-five percent (75%) vested four (4) years from the Date of Grant and one hundred percent (100%) vested five (5) years from the Date of Grant.
(f)  Acceleration of Vesting.
The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Subsection 5(n) below.
(g)  Term of Option.
Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Subsection 5(d) above; (ii) the expiration of three (3) months following the date of an Optionee’s termination of employment with the Company, any Related Corporation or any affiliated company, as the case may be, other than as a result of death or Disability; or (iii) the expiration of six (6) months following (A) the date of death of the Optionee or (B) cessation of an Optionee’s employment by reason of Disability (as defined below). If an Optionee’s employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death. For purposes of the 2014 Option Plan, “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months. This definition of “Disability” is intended to comply with, and will be interpreted consistently with, sections 22(e)(3) and 422(c)(6) of the Code. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the 2014 Option Plan, determine the date of an Optionee’s termination of employment.
Unless accelerated in accordance with Subsection 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company or by the Optionee for any reason whatsoever, including death or Disability. For purposes of this 2014 Option Plan, transfer of employment between or among the Company and/or any Related Corporation or affiliated company shall not be deemed to constitute a termination of employment with the Company or any Related Corporation or affiliated company. For purposes of this Subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.
(h)  Exercise of Options.
Options shall be exercisable, in full or in part, at any time after vesting, until their termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than ten (10) shares (as adjusted pursuant to Subsection 5(m) below) may be exercised; provided, that if the vested portion of any Option is less than ten (10) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.
Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Subsection 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. Except as set forth in the Agreement, during the lifetime of an Optionee, Options are exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Subsection 5(k) hereof.
(i)  Payment upon Exercise of Option.
Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company by wire transfer, or, if permitted by the Plan Administrator, in cash, by cashier’s check or any other method approved by the Plan Administrator. In addition, the Holder may pay for all or any portion of the aggregate exercise price by delivering to the Company shares of Common Stock previously held by such Holder which shall be valued at fair market value as of the date of exercise (as determined by the Plan Administrator).
(j)  Rights as a Shareholder.
A Holder shall have no rights as a shareholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Subsections 5(m) and 5(n) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

(k)  Transfer of Option.
Options granted under this 2014 Option Plan and the rights and privileges conferred by this 2014 Option Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this 2014 Option Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this 2014 Option Plan, such Option shall thereupon terminate and become null and void.
(l)  Securities Regulation and Tax Withholding.
(1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, Section 162(m) of the Code, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange or automated inter-dealer quotation system of a registered national securities association upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this 2014 Option Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this 2014 Option Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.
As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with Federal and state securities laws.
(2) The Holder shall pay to the Company by wire transfer, certified or cashier’s check, unless another method is permitted by the Plan Administrator, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable Federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option.
(3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the Federal and state securities laws and the withholding provisions of the Code have been met.
(m)  Stock Dividend or Reorganization.
(1) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, subject to applicable law, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this 2014 Option Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company’s shareholders, or any Holder.
(2) In the event that the presently authorized capital stock of the Company is changed into the same number of shares with a different par value, or without par value, the stock resulting from any such change shall be deemed to be Common Stock within the meaning of the 2014 Option Plan, and each Option shall apply to the same number of shares of such new stock as it applied to old shares immediately prior to such change.
(3) The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this 2014 Option Plan, or by the applicable terms of any assumption or substitution document.
(4) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.
(n)  Change in Control.
(1) If at any time there is a Change in Control (as defined below) of the Company, all Options outstanding at the date thereof shall accelerate and become fully vested and exercisable in full for the duration of the Option term as of the later of the date of the Change in Control or six months after the Date of Grant of the Option. For purposes of this Subsection, “Change in Control” shall mean either one of the following: (i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act as amended (other than the Company, a subsidiary thereof or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.
(2) Except as provided in this Section 5, no Optionee or Holder shall have rights by reason of any subdivision or consolidation of shares of stock of any class including Common Stock or the payment of any stock dividend on shares of Common Stock, or any other increase or decrease in the number of shares of Common Stock, or by reason of any liquidation, dissolution, corporate combination or division; and any issuance by the Company of shares of stock of any class including Common Stock, or securities convertible into shares of stock of any class including Common Stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Option.
6.    LIMITATION ON INDIVIDUAL OPTION GRANTS.
No person shall be eligible to receive Options to purchase more than 100,000 shares of Common Stock in the Option Grant Period as defined in Section 4 hereof.
7.    EFFECTIVE DATE; TERM.
The date on which this 2014 Option Plan is adopted (the “Effective Date”) shall be the date of approval by the shareholders. No Option shall be granted by the Plan Administrator prior to the approval of this 2014 Option Plan by a vote of the shareholders of the Company. For purposes of granting Options, the 2014 Option Plan shall terminate at midnight on April 30, 2015, unless terminated before then by the Plan Administrator and for other purposes the 2014 Option Plan shall remain in effect as long as any Options are outstanding. In any event, the 2014 Option Plan shall finally terminate no later than April 30, 2025.
8.    NO OBLIGATIONS TO EXERCISE OPTION.
The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.
9.    NO RIGHT TO OPTIONS OR TO EMPLOYMENT.
Whether or not any Options are to be granted under this 2014 Option Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this 2014 Option Plan shall be construed as giving any person any right to participate under this 2014 Option Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company, any Related Company or any affiliate, express or implied, that the Company, any Related Company or any affiliate will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a Related Company’s or affiliate’s right to terminate Optionee’s employment at any time, which right is hereby reserved.
10.    APPLICATION OF FUNDS.
The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used to purchase and retire Common Stock pursuant to Rule 10b-18 to the extent such transactions have been authorized by the Board and in other cases for general corporate purposes, unless otherwise directed by the Board.
11.    INDEMNIFICATION OF PLAN ADMINISTRATOR.
In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this 2014 Option Plan or any Option granted under this 2014 Option Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.
12.    AMENDMENT OF 2014 OPTION PLAN.
The Plan Administrator may, at any time, modify, amend or terminate this 2014 Option Plan or modify or amend Options granted under this 2014 Option Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided however, no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder, provided further, that the Plan Administrator is prohibited from any downward modification of the Option Price established under Section 5(c) not specifically authorized in the 2014 Option Plan. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market listing or other administrative or regulatory requirement.
The Effective Date of this 2014 Option Plan was established by vote of the shareholders of the Company held on May 7, 2014.

APPENDIX B
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2014 STOCK OPTION PLAN
STOCK OPTION AGREEMENT
THIS AGREEMENT is entered into as of —, 2014 (the “Date of Grant”) between Expeditors International of Washington, Inc., a Washington corporation (the “Company”), and the option grant recipient (the “Optionee”).
WHEREAS, the Company has approved and adopted the 2014 Stock Option Plan (the “Plan”), pursuant to which the Board of Directors is authorized to grant to employees of the Company and its subsidiaries and affiliates stock options to purchase common stock, $.01 par value, of the Company (the “Common Stock”);
WHEREAS, the Plan provides for the granting of stock options that either (i) are intended to qualify as “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”);
WHEREAS, on —, 2014 (the “Date of Grant”), the Company authorized the grant to the Optionee of an [an Incentive Stock Option][a Non-Qualified Stock Option] to purchase shares of Common Stock (the “Option”);
NOW, THEREFORE, the Company hereby grants to Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, shares of Common Stock, as stated in the initial grant notice and/or Optionee’s account at a service provider’s stock option website. (At the time of this grant, Optionee views and accepts the Option at the self-service website of Solium Capital Inc.: http://www.solium.com/can_en/.)
1.    Type of Option.    This option is intended to be [an Incentive Stock Option][a Non-Qualified Stock Option].
2.    Date of Grant.    This option was granted on —, 2014.
3.    Exercise Price.    The exercise price for the Option shall be $— per share.
4.    Limitation on the Number of Shares.    The tax treatment set forth in Section 422 of the Code is subject to certain limitations. These limitations, which are described in Section 5(a) of the Plan and are based upon the Code, generally limit the number of shares that will qualify under Section 422 in any given calendar year. Under Section 5(a) any portion of an Option that exceeds the annual limit shall be a “Non-Qualified Stock Option.” The Company can make no representation that any of this Option will actually qualify under Section 422 when exercised.
5.    Vesting Schedule.

Vesting Date	Portion of Total Option Which Will Be Exercisable
—, 2017	50%
—, 2018	75%
—, 2019	100%
Upon any Change in Control of the Company, as defined in the Plan, the Option shall accelerate and become fully vested and exercisable in accordance with Section 5(n) of the Plan.

6.    Option Not Transferable.    This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Should any of the foregoing occur, Section 4 of the Plan provides that this Option shall terminate and become null and void.

7.    Investment Intent.    By accepting this Option, Optionee represents and agrees for himself, and all persons who acquire rights in this Option in accordance with the Plan through Optionee, that none of the shares of Common Stock purchased upon exercise of this Option will be distributed in violation of applicable federal and state laws and regulations, and Optionee shall furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by all transfer restrictions imposed by applicable law, legend condition, or otherwise) to that effect, prior to delivery of the purchased shares of Common Stock.
8.    Termination of Option.    A vested Option shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(i)	ten years from the Date of Grant;
(ii)	the expiration of three (3) months following the date of an Optionee’s termination of employment with the Company for any reason other than death or Disability; or
(iii)	the expiration of six (6) months following the date of death of the Optionee or the cessation of employment of the Optionee by reason of Disability.
In the event of death or Disability of the Optionee, the Option shall be exercisable only by the Optionee, the Optionee's personal representative or administrator or guardian or the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or county of the Optionee’s domicile at the time of death. Each unvested Option granted pursuant hereto shall terminate upon the Optionee’s termination of employment for any reason whatsoever, including death or Disability. For Incentive Stock Option purposes, “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months. This definition of “Disability” is intended to comply with, and will be interpreted consistently with, Sections 22(e)(3) and 422(c)(6) of the Code.
9.    Stock.    In the case of any stock split, stock dividend or like change in the nature of shares granted by this Agreement, the number of shares and option price shall be proportionately adjusted as set forth in Section 5(m) of the Plan.
10.    Exercise of Option.    Each exercise of this Option shall be by means of written notice delivered to the Company at its principal executive office in Seattle, Washington, specifying the number of shares of Common Stock to be purchased. Upon each exercise of this Option, the full exercise price for the Common Stock to be purchased together with the amount necessary for the Company to satisfy its withholding obligation imposed by the Internal Revenue Code of 1986, if any, shall be paid to the Company by wire transfer, except to the extent another method of payment is permitted by the Plan Administrator. Alternatively, the Optionee may pay for all or any portion of the exercise price by delivery of previously acquired shares of Common Stock with a fair market value equal to or greater than the full exercise price or by complying with any other payment mechanism which the Plan Administrator may approve at the time of exercise. The exercise date of this Option shall be the date of the Company’s receipt of the full exercise price for the Common Stock to be purchased.
11.    Holding Period for Incentive Stock Options.    In order to obtain the favorable tax treatment currently provided by Section 422 of the Code, the shares of Common Stock must be sold, if at all, after a date which is the later of two (2) years from the date of grant of the Incentive Stock Option or one (1) year from the date upon which the Option is exercised. The Optionee agrees to report sales of such shares prior to the above determined date within one (1) business day after such sale is concluded.
12.    Optionee Acknowledgments.    Optionee acknowledges that he has read and understands the terms of this Agreement and that:
(a) The issuance of shares of Common Stock pursuant to the exercise of this Option, the issuance of any securities with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, and any resale of any such shares of Common Stock, may only be effected in compliance with applicable state and federal laws and regulations, including the Securities Act of 1933, as amended (the “Securities Act”);

(b) By acceptance of the Option, he agrees to defend, indemnify and hold the Company harmless from and against loss or liability arising from the transfer of the Option or any Common Stock issued pursuant thereto or any interest therein in violation of the provisions of the Securities Act or of this Option Agreement;
(c) He agrees that prior to any exercise of the Option, he will seek access to all information relating to the merits and risks of acquiring Common Stock necessary to make an informed decision;
(d) He is not entitled to any rights as a shareholder with respect to any shares of Common Stock issuable hereunder until he becomes a shareholder of record;
(e) The shares of Common Stock subject hereto may be adjusted in the event of certain organic changes in the capital structure of the Company or for any other reason permitted by the Plan; and
(f) This Agreement does not constitute an employment agreement nor does it entitle Optionee to any specific employment or to employment for a period of time, and Optionee’s continued employment, if any, with the Company shall be at will and is subject to termination in accordance with the Company’s prevailing policies and any other agreement between Optionee and the Company.
13.    Professional Advice.    The acceptance and exercise of the Option and the sale of Common Stock issued pursuant to exercise of the Option may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Option or the Common Stock.
14.    Notices.    Any notice required or permitted to be made or given hereunder shall be hand delivered or mailed by certified or registered mail to the Company’s address set forth below, or to the Optionee’s address on file at the Company’s Stock Administration department or as changed from time to time by written notice to the other.
Notices shall be deemed received and effective upon the earlier of (i) hand delivery to the recipient, (ii) five days after the date of postmark by the United States Postal Service or its successor or (iii) posting on the service provider’s stock option website.

Company:	Expeditors International of Washington, Inc.
Attention: Stock Administration
1015 Third Avenue, 12thFloor
Seattle, Washington 98104
15.    Agreement Subject to Plan.    This Option and this Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy will be made available upon request. Should any conflict exist between the provisions of the Plan and those of this Agreement, those of the Plan shall govern and control. This Agreement and the Plan set forth the entire understanding between the Company and the Optionee with respect to the Option and shall be construed and enforced under the laws of the State of Washington. Any action brought with respect to this Option or the Plan shall be brought in a court in King County, Washington.
Dated as of the __ day of __, 2014.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

By
President and C.E.O.

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APPENDIX C
FIRST AMENDMENT TO THE
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Expeditors International of Washington, Inc. (the “Company”) maintains the 2002 Employee Stock Purchase Plan (the “2002 Plan”); and

WHEREAS, amendment of the 2002 Plan is now considered desirable to increase the number of shares of the Company’s common stock available for purchase under the 2002 Plan;

NOW, THEREFORE, IT IS RESOLVED that by virtue and in exercise of the amending power reserved to the Company under Section 19 of the 2002 Plan, effective upon approval by shareholders at the 2014 Annual Meeting, the 2002 Plan is hereby amended in the following way:

1. Section 12(a) of the 2002 Plan shall be amended to read in full as follows:

The maximum number of shares of Stock which shall be made available for sale under the 2002 Plan shall be one million (1,000,000) shares plus any shares transferred to Reserves from the 1988 Employee Stock Purchase Plan ("1988 Plan") pursuant to Section 24, subject to further adjustment as provided in Section 18 hereof. In May of 2007, the Company increased the shares available under the 2002 Plan in the amount of 5,000,000 shares. In addition, effective May 7, 2014, the maximum number of shares of Stock which shall be made available for sale under the 2002 Plan shall be increased by an additional three million (3,000,000) shares, subject to adjustment as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the 2002 Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

2. Save and except as herein above expressly amended, the 2002 Plan shall continue in full force and effect.
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.
        The purpose of this 2002 Employee Stock Purchase Plan (the "2002 Plan") is to provide employees of Expeditors International of Washington, Inc. (the "Company"), its Subsidiaries and Consolidated Affiliates with an opportunity to purchase Stock of the Company through accumulated payroll deductions, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders, and to provide a benefit that will assist the employer in competing to attract and retain employees of high quality. This 2002 Plan consists of two separate plans, one plan under which options ("Qualified Options") intended to qualify under Section 423 of the Internal Revenue Code of 1986 (the "Code") are granted to employees of the Company or its Subsidiaries and another plan under which options ("Nonqualified Options") that do not so qualify are granted to employees of Consolidated Affiliates. Qualified and Nonqualified Options are referred to in the aggregate as "Options." It is the intention of the Company that the 2002 Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the 2002 Plan shall be construed in a manner consistent with the requirements of the Code.
2. Definitions.
        For purposes of the 2002 Plan, the following terms shall be defined as set forth below, in addition to such terms as defined in Section 1 hereof:

        "Account" means the account maintained on behalf of the participant by the Custodian for the purpose of investing in Stock and engaging in other transactions permitted under the 2002 Plan.
        "Administrator" means the person or persons designated to administer the 2002 Plan under Section 13(a).
        "Base Pay" means regular straight time earnings, plus bonuses and overtime payments, payments for incentive compensation and other special payments except to the extent that any such item is specifically excluded from the definition of Base Pay by the Committee.
        "Board" means the Company's Board of Directors.
        "Change in Control" means either one of the following: (i) when any ‘person,‘ as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary thereof or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the ‘beneficial owner‘ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.
        "Committee" means the Compensation Committee of the Board or such other committee of two or more non-employee directors that may be designated by the Board to administer the 2002 Plan.
        "Consolidated Affiliates" means entities where the Company maintains unilateral control over assets and operations and where the existence of the parent subsidiary relationship is maintained by means other than record ownership of voting stock.
        "Custodian" means a custodian or any successor thereto as appointed by the Committee from time to time.
        "Employee" means any individual employed continuously for at least sixty (60) days prior to the Enrollment Date by the Company, Subsidiary or a Consolidated Affiliate as a Full Time Employee.
        "Enrollment Date" means the first day of the next Offering Period.
        "Exchange Act" means the Securities Exchange Act of 1934 as amended.
        "Exercise Date" means the last day of each Offering Period.
"Fair Market Value" means the last sale price for the Common Stock of the Company as reported on the National Association of Securities Dealers Automated Quotation System, or if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange or, if that day is not a Trading Day, then on the latest previous Trading Day.
        "Full Time Employee" means an employee whose customary employment with the Company, Subsidiary or Consolidated Affiliate is more than 20 hours per week and more than five months per year.
        "Offering Period" means the approximately one-year period commencing on the first Trading Day of August and terminating on the last Trading Day of the following July. The beginning and ending dates and duration of Offering Periods may be changed pursuant to Section 4 of the 2002 Plan.
        "Purchase Price" means an amount equal to 85 percent of the Fair Market Value of a share of Stock on the Enrollment Date or 85 percent of the Fair Market Value of a share of Stock on the Exercise Date, whichever is lower.
        "Reserves" means the number of shares of Stock covered by all options under the 2002 Plan which have not yet been exercised and the number of shares of Stock which have been authorized for issuance under the 2002 Plan, but which have not yet become subject to options.
        "Stock" means the Company's Common Stock, and such other securities as may be substituted for Stock pursuant to Section 18 hereof.

        "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
        "Trading Day" means a day on which the New York Stock Exchange is open for trading.
3. Eligibility.
        (a)  All Employees (as determined in accordance with Section 2 hereof) of the Company, Subsidiary or Consolidated Affiliate on a given Enrollment Date shall be eligible to participate in the 2002 Plan, subject to Section 5(a).
        (b)  Any provisions of the 2002 Plan to the contrary notwithstanding, no Employee shall be granted an option under the 2002 Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose Stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock and/or hold outstanding options to purchase such stock possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrue at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time, or (iii) in excess of 3,000 shares of stock for each calendar year in which such option is outstanding at any time.
        (c)  All participants in the 2002 Plan shall have equal rights and privileges (subject to the terms of the 2002 Plan) with respect to options outstanding during any given Offering Period.
4. Offering Periods.
        The 2002 Plan shall have consecutive Offering Periods with an initial Offering Period commencing on the first Trading Day in August, 2002 and terminating in the last Trading Day of July, 2003. The Committee shall have the power to change the beginning date, ending date and duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided that Offering Periods will in all cases comply with applicable limitations under Section 423(b)(7) of the Code.
5. Participation.
        (a)  Any person who will be an eligible Employee on a given Enrollment Date may become a participant in the 2002 Plan by completing a subscription agreement authorizing payroll deductions and filing it with the Administrator before such Enrollment Date.
        (b)  Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.
6. Payroll Deductions.
        (a)  At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in a regular amount, expressed as a percentage, not to exceed 10% of Base Pay.
        (b)  All payroll deductions made for a participant shall be credited to his or her Account under the 2002 Plan. A participant may not make any additional payments into such Account.
        (c)  A participant may discontinue his or her participation in the 2002 Plan as provided in Section 10 hereof. Unless otherwise authorized by the Committee, a participant may not change his or her payroll deduction rate during any Offering Period. Absent Committee authorization, any change in the rate shall be effective as of the next Offering Period. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

        (d)  The foregoing notwithstanding, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be terminated at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions accumulated with respect to the Current Offering Period equals $21,250 (or such other limit as may apply under Code Section 423(b)(8)). Payroll deductions shall recommence at the rate provided in such participant's subscription agreement (as previously on file or as changed in accordance with Section 6(c)) at the beginning of the next Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.
        (e)  The Company, Subsidiary or Consolidated Affiliate is authorized to withhold from any payment to be made to a participant, including any payroll and other payments not related to the 2002 Plan, amounts of withholding and other taxes due in connection with any transaction under the 2002 Plan, including any disposition of shares acquired under the 2002 Plan, and a participant's enrollment in the 2002 Plan will be deemed to constitute his or her consent to such withholding. At the time of a participant's exercise of an option or disposition of shares acquired under the 2002 Plan, the Company may require the participant to make other arrangements to meet tax withholding obligations as a condition to the exercise of rights or distribution of shares or cash from the participant's Account. In addition, a Participant may be required to advise the Company of sales and other dispositions of Stock acquired under the 2002 Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the 2002 Plan.
7. Grant of Option.
        On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period, at the applicable Purchase Price, up to a number of shares of Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's Account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.
8. Exercise of Option.
        Participant's option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her Account. Shares purchased shall include fractional shares calculated to at least three decimal places, unless otherwise determined by the Committee. If fractional shares are not to be purchased for a participant's Account, any payroll deductions accumulated in a participant's Account not sufficient to purchase a full share shall be retained in the participant's Account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.
9. Delivery of Shares; Participant Accounts.
        (a)  At or as promptly as practicable after the Exercise Date for an Offering Period, the Company will deliver the shares of Stock purchased to the Custodian for deposit into the participant's Account.
        (b)  Cash dividends on any Stock credited to a participant's Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to participants. All cash dividends paid on Stock credited to participants' Accounts will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchases of Stock in connection with the 2002 Plan for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Custodian will make such purchases, as directed by the Committee, in transactions on any securities exchange upon which Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a participant's Account will be credited to such Account. In the event of any other non-cash dividend or distribution in respect of Stock credited to a participant's Account, the Custodian will, if reasonably practicable and at the direction of the Committee, sell any property received in such dividend or distribution as promptly as practicable and use the proceeds to purchase additional shares of Common Stock in the same manner as cash paid over to the Custodian for purposes of dividend reinvestment.
        (c)  Each participant will be entitled to vote the number of shares of Stock credited to his or her Account (including any fractional shares credited to such Account) on any matter as to which the approval of the Company's shareholders is sought. If a participant does not vote or grant a valid proxy with respect to shares credited to his or her Account, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Company shareholders.
10. Withdrawal of Payroll Deductions or Shares; Termination of Employment.
        (a)  If a participant terminates his or her payroll deduction rate during an Offering Period, the cash balance contributed for the year shall be refunded as soon as practicable. Payroll deductions shall not automatically resume at the beginning of the succeeding Offering Period unless such individual delivers to the Administrator a new subscription agreement.
        (b)  Upon a participant's ceasing to be an Employee for any reason (including upon the participant's death), he or she shall be deemed to have elected to withdraw from the 2002 Plan and the payroll deductions credited to such participant's Account during the Offering Period but not yet used to exercise the option shall be returned to such participant as soon as practicable or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option shall be automatically terminated.
        (c)  If a participant elects to withdraw shares from his or her Account, one or more certificates for whole shares shall be issued in the name of, and delivered to, the participant, with such participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. If shares of Stock are transferred from a participant's Account to a broker-dealer or financial institution that maintains an account for the participant, only whole shares shall be transferred and cash in lieu of any fractional share shall be paid to such participant based on the Fair Market Value of a share of Stock on the date of transfer. A participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Committee and the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 10(e) hereof.
        (d)  Upon a participant's ceasing to be an Employee for any reason, the Custodian will continue to maintain the participant's Account until the earlier of such time as the participant withdraws or transfers all Stock in the Account or one year after the participant ceases to be employed by the Company, its Subsidiaries or Consolidated Affiliates. At the expiration of such one-year period, the assets in participant's Account shall be withdrawn or transferred as elected by the participant or, in the absence of such election, as determined by the Committee.
        (e)  Costs and expenses incurred in the administration of the 2002 Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Custodian and any brokerage fees and commissions for the purchase of Stock upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 10(c)), and reasonable fees for other services unrelated to the purchase of Stock under the 2002 Plan, to the extent approved in writing by the Company and communicated to participants. In no circumstance shall the Company pay any brokerage fees and commissions for the sale of Stock acquired under the 2002 Plan by a participant.
11. Interest.
        No interest shall accrue on the payroll deductions of a participant in the 2002 Plan.
12. Stock.
        (a)  The maximum number of shares of Stock which shall be made available for sale under the 2002 Plan shall be one million (1,000,000) shares plus any shares transferred to Reserves from the 1988 Employee Stock Purchase Plan ("1988 Plan") pursuant to Section 24, subject to further adjustment as provided in Section 18 hereof. If, on a given

Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the 2002 Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
        (b)  The participant shall have no interest or voting right in shares purchasable upon exercise of his or her option until such option has been exercised.
        (c)  Shares acquired through dividend reinvestment shall be purchased on the open market unless otherwise determined by the Committee.
13. Administration.
        (a)  The 2002 Plan shall be administered by the Committee. The Committee shall have full and final authority to construe, interpret and apply the terms of the 2002 Plan, to determine eligibility and to adjudicate all disputed claims filed under the 2002 Plan. The Committee may, in its discretion, delegate authority to the Administrator. Every finding, decision and determination made by the Committee or Administrator shall, to the full extent permitted by law, be final and binding upon all parties (except for any reserved right of the Committee to review a finding, decision or determination of the Administrator). The Committee, Administrator, and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company, Subsidiary, Consolidated Affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the 2002 Plan. Members of the Committee or Administrator and any officer or employee of the Company, Subsidiary or Consolidated Affiliate acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the 2002 Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
        (b)  The Custodian will act as custodian under the 2002 Plan, and will perform such duties as are set forth in the 2002 Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for each participant, an Account and any sub-accounts as may be necessary or desirable for the administration of the 2002 Plan.
14. Designation of Beneficiary.
        (a)  A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant's Account under the 2002 Plan in the event of (i) such participant's death subsequent to an Exercise Date on which the option is exercised, but prior to a distribution to such participant of shares or cash then held in the participant's Account or (ii) such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.
        (b)  Subject to spousal consent, if applicable, such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the 2002 Plan who is living at the time of such participant's death, any shares or cash otherwise deliverable under Section 14(a) shall be delivered to the participant's estate.
15. Transferability.
        Neither payroll deductions credited to a participant's Account nor any rights with regard to the exercise of an option or to receive shares under the 2002 Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
16. Use of Funds.
        All payroll deductions received or held by the Company under the 2002 Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
17. Reports.
        An individual Account shall be maintained by the Custodian for each participant in the 2002 Plan. Statements of Account shall be given to each participant at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, any remaining cash balance, and other information deemed relevant by the Committee.
18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, or Change in Control.
        (a)  Changes in Capitalization. The Committee shall proportionately adjust the Reserves and the price per share and the number of shares of Stock covered by each option under the 2002 Plan which has not yet been exercised for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or other extraordinary corporate event which affects the Stock in order to prevent dilution or enlargement of the rights of participants. The determination of the Committee with respect to any such adjustment shall be final, binding and conclusive.
        (b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.
        (c)  Change in Control. In the event of a Change in Control, the Committee shall shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date that will constitute the Change in Control. The Committee shall notify each participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.
19. Amendment or Termination.
        (a)  The Board may at any time and for any reason terminate or amend the 2002 Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors by shortening the Offering Period and accelerating the Exercise Date to a date not prior to the date of such Board action if the Board determines that termination of the 2002 Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which materially adversely affects the rights of any participant, and any amendment will be subject to the approval of the Company's shareholders not later than one year after Board approval of such amendment if such shareholder approval is required by any Federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such shareholder approval is necessary in order for the 2002 Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit any amendment to shareholders for approval. For the avoidance of doubt, any action to change the purchase price of shares to be made available for sale under the 2002 Plan shall always be subject to shareholder approval.
        (b)  Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. Dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the 2002 Plan. Without limiting the generality of the foregoing, the Committee may, but shall not be required to, modify or eliminate grants to persons who are otherwise eligible to receive options under this 2002 Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.
20. Notices.

        All notices or other communications by a participant to the Company under or in connection with the 2002 Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21. Conditions Upon Issuance of Shares.
        The Company shall not be obligated to issue shares with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Exchange Act, the Securities Act of 1933, as amended, all regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
22. No Right to Options or to Employment.
        This contract is between the Company and the individual participant and does not in any way alter or amend the existing employment relationship with the Company, its Subsidiary or Consolidated Affiliate. Participation in the 2002 Plan shall in no way constitute any form of agreement or understanding binding on the Company, Subsidiary or Consolidated Affiliate, express or implied, of continued employment for any length of time, nor shall participation in the 2002 Plan interfere in any way with the lawful rights of the actual employer to terminate the employment relationship, which rights are hereby reserved for that particular legal entity.
23. Limitations on Sales of Stock Purchased Under the 2002 Plan.
        The 2002 Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any participant in the conduct of his or her own affairs. A participant, therefore, may sell stock purchased under the 2002 Plan at any time, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each participant will agree by entering the 2002 Plan, promptly to give the company notice of any such stock disposed of within two years after the date of the grant of the applicable option, showing the number of such shares disposed of. THE INDIVIDUAL EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.
24. 2002 Plan Effective Date and Shareholder Approval.
        The 2002 Plan shall become effective upon approval by the Company's shareholders by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code at the next annual meeting of the shareholders to be held May 8, 2002, which is prior to the first Exercise Date. In the event that the 2002 Plan is approved by the Company's shareholders, the final plan year for the existing 1988 Plan shall close on July 31, 2002 and the 1988 Plan shall be terminated upon distribution of shares purchased in such final plan year with any remaining shares registered for issuance under the 1988 Plan being transferred to Reserves under this 2002 Plan.

APPENDIX D
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2014 DIRECTORS' RESTRICTED STOCK PLAN
1.    Purpose and History
The purpose of the Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining Directors capable of assuring the future success of the Company by supplementing their cash compensation, if any, and (ii) providing a means for such Directors to increase their holdings of common stock of the Company. The Plan provides for annual awards of Restricted Stock to non-employee Directors.
Prior to the adoption of the Plan by the Board and its approval by the Company’s shareholders, Directors were awarded annual equity awards in the form of restricted stock under the Expeditors International of Washington, Inc. 2008 Directors’ Restricted Stock Plan (“2008 Directors’ Plan”). The Plan is intended to replace the 2008 Directors’ Plan. If the Plan is approved by Company’s shareholders, the Plan will be effective as of May 7, 2014. Once the Plan is effective, no new awards will be made under the 2008 Directors’ Plan and such plan will be maintained solely for the purpose of administering outstanding awards under such plan.
2.    Definitions
As used in the Plan, the following terms shall have the meanings set forth below:

(a)
“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is     controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)    “Award” shall mean any award of Restricted Stock granted under the Plan.

(c)
“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)    “Board” shall mean the Board of Directors of the Company.

(e)
“Change in Control” shall mean either one of the following: (i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act as amended (other than the Company, a subsidiary thereof or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)	“Committee” shall mean a committee of Directors designated by the Board to administer the Plan.

(h)	“Company” shall mean Expeditors International of Washington, Inc., a Washington corporation, and any successor corporation.
(i)    “Director” shall mean a member of the Board.

(j)
“Eligible Person” shall mean any Director who has not been otherwise employed by the Company or any Affiliate during the six (6) months prior to and including the date of any Award granted under the Plan.

(k)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)
“Fair Market Value” shall be the closing price at which Shares were traded on a national securities exchange or the last sale price quoted on the National Association of Securities Dealers Automated Quotation System or any successor or substantially similar market thereto on the date of grant.

(m)	“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(n)	“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(o)	“Plan” shall mean the Expeditors International of Washington, Inc. 2014 Directors’ Restricted Stock Plan, as amended from time to time, the provisions of which are set forth herein.

(p)	“Restricted Stock” shall mean any Share granted under Section 6(a) of the Plan.

(q)	“Securities Act” shall mean the Securities Act of 1933, as amended.

(r)
“Share” or “Shares” shall mean a share or shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

3.    Administration
(a)    Power and Authority of the Committee.
The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.
(b)    Power and Authority of the Board.
Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

4.    Shares Available for Awards
(a)    Shares Available.
Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 250,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury.
(b)    Accounting for Awards.
For purposes of this Section 4, the number of Shares covered by an Award shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. In addition, if any Shares covered by an Award are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.
(c)    Adjustments.
In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other event identified by the Committee as affecting the Shares such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of Shares subject to outstanding Awards; provided, however, that the number of Shares covered by any Award shall always be a whole number. Any additional shares of common stock of the Company, and any other securities of the Company, that are distributed as a result of adjustments under this Section 4(c) with respect to Shares that have not yet vested in accordance with Section 6(a) and the Participant’s Award Agreement shall be subject to the same restrictions, terms and conditions as the Shares to which they relate.
5.    Eligibility
Any Eligible Person shall be eligible to be designated a Participant.
6.    Awards
(a)    Restricted Stock.
On May 20, 2014, and annually thereafter on each anniversary date, the Committee shall grant the number of Shares of Restricted Stock with a Fair Market Value equal to $200,000 to each Eligible Person, provided that no fractional shares shall be issued with respect to any annual award and for purposes of this limitation, the number of Shares will be rounded down. If at any time there are not sufficient Shares available for issuance under the Plan to permit an award in accordance with the prior sentence, then the number of remaining Shares available for issuance under the Plan will be divided by the number of Eligible Persons. Each Eligible Person will be awarded the number of Shares equal to the quotient so calculated, provided that no fractional shares will be issued, and for purposes of this limitation, the number of Shares will be rounded down. Awards will be subject to the following terms and conditions, and such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine:
(i)    Vesting Schedule. The Committee may, but is not required to, subject a grant of Shares of Restricted Stock to a vesting schedule. If applicable, the vesting schedule will be set forth in each Participant’s Award Agreement. Notwithstanding the foregoing, in the event of a Change in Control, all Awards outstanding at the date thereof shall accelerate and become fully vested as of the date of the Change in Control, to the extent such awards are unvested as of the date of the Change in Control.
(ii)    Forfeiture. Except as otherwise determined by the Committee, if a vesting schedule is imposed on a grant of Shares of Restricted Stock in accordance with Section 6(a)(i) and the terms of a Participant’s Award Agreement, upon a Participant’s termination as a Director of the Company prior to the time Shares vest , all applicable Shares of Restricted Stock at such time subject to such restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock.
(iii)    Stock Certificates. With respect to any Award that is fully vested at the time of grant, the Company shall cause the Shares to be issued in the name of the Participant, either by book-entry registration or issuance of a stock certificate or certificates evidencing the Shares. With respect to any Award that has had a vesting schedule imposed in accordance with Section 6(a)(i) and the terms of a Participant’s Award Agreement, the Company shall cause the Shares to be issued in the name of Participant, either by book-entry registration or issuance of a stock certificate or certificates evidencing the Shares, which certificate or certificates shall be held by the Secretary of the Company or the stock transfer agent or brokerage service selected by the Secretary of the Company to provide such services for the Plan until all Shares subject to an annual Award have become vested pursuant to Sections 6(a)(i) hereof (the “Final Vesting Date”). The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is used, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. Participant hereby agrees to the retention by the Company of the Shares and, if a stock certificate is used, agrees to execute and deliver to the Company a blank stock power with respect to the Shares as a condition to the receipt of this award of Shares. Promptly after the Final Vesting Date, the Company shall cause to be issued a certificate or certificates, registered in the name of Participant or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, evidencing such Shares and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs, as the case may be, free of the legend or the stop-transfer order referenced above. Notwithstanding the foregoing, if a Director separates from service as a Director prior to the Final Vesting Date, the Company shall cause to be issued a certificate or certificates, registered in the name of Participant or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, evidencing such Shares that have vested as of the date of such separation from service, and shall cause such certificate or certificates to be delivered to Participant or Participant’s legal representatives, beneficiaries or heirs, as the case may be, free of the legend or the stop-transfer order referenced above.
(b)    General.
(i)    Limits on Transfer of Awards. Until such time as Shares have been delivered pursuant to Section 6(a)(iii) above, no Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant and no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate; provided, however that, if so determined by the Committee, Awards may be transferable as determined by the Committee.
(ii)    Restrictions; Securities Exchange Listing. Notwithstanding anything to the contrary herein, all Shares delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, and applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares to reflect such restrictions. If the Shares are traded on a securities exchange, the Company shall not be required to deliver any Shares covered by an Award unless and until such Shares have been admitted for trading on such securities exchange.
7.    Amendment and Termination; Adjustments
(a)    Amendments to the Plan.
The Board may amend or terminate the Plan at any time; provided, however, that
(i)    no amendment or termination shall, without the written consent of a Director, adversely affect the     Director’s rights under outstanding Awards of Restricted Stock;
(ii)    shareholder approval shall be required of any amendment that would increase the Shares available under the Plan as set forth in Section 4(a) hereof, change the formula for Awards as provided in Section 6(a) hereof, or permit is issuance of Awards other than as permitted under Section 6(a) hereof; and
(iii)    shareholder approval shall be required of any amendment for which shareholder approval is required under applicable law or the rules of any national securities exchange or automated quotation system on which are listed or quoted any of the company’s equity securities.
(b)    Correction of Defects, Omissions and Inconsistencies.
The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
8.    General Provisions
(a)    Plan Provisions Control.
In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(b)    No Rights of Stockholders Until Shares Vest; Dividends.
Neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares unless and until such Shares are vested in accordance with Section 6(a) hereof and the Participant’s Award Agreement. From and after the date Shares become vested in accordance with Section 6(a) and the Participant’s Award Agreement, a Participant or a Participant’s legal representative shall have the right to vote such Shares. As a condition to receiving the Shares under the Plan with respect to any Award subject to a vesting schedule at the time of grant, Participant hereby agrees to forfeit the receipt of dividends paid on the Shares. This forfeiture provision shall terminate and be of no further force and effect with respect to such Shares as of the Final Vesting Date. For purposes of clarity, cash dividends or other cash distributions to be paid with respect to the Shares, if such payment date is prior to the Final Vesting Date, shall be forfeited to the Company; and any cash dividends or other cash distributions payable with respect to the Shares, if such payment date is on or after the Final Vesting Date, shall be distributed to Participant at the same time cash dividends or other cash distributions are distributed to stockholders of the Company generally.

(c)    No Limit on Other Compensation Arrangements.
Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)    No Right to Continued Service.
The grant of an Award shall not be construed as giving a Director the right to continue as a Director, nor will it affect in any way the right to terminate the term of a Director, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any Person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any Director ceasing to be a Director of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such Director might otherwise have enjoyed but for termination of the term of such Director, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(e)    Governing Law.
The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Washington. Any lawsuit with respect to an Award issued under the Plan shall be brought in the federal or state courts in the districts which include King County, Washington.
(f)    Severability.
If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(g)    No Trust or Fund Created.
Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person.
(h)    Other Benefits.
The value of Shares awarded to any Participant under the Plan shall not be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.
(i)    Headings.
Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)    Conditions Precedent to Issuance of Shares.
Shares shall not be issued pursuant to an Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Washington Business Corporation Act, as amended.
(k)    Section 409A.
It is intended that the Plan and any Award thereunder will be exempt from or compliant with Section 409A of the Code. Notwithstanding any other provision of the Plan or any Award Agreements thereunder, (i) no Award shall be granted, credited, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant, and (ii) the Committee may from time to time amend, in whole or in part, any or all of the provisions of the Plan or an Award Agreement to the extent necessary, in the sole discretion of the Committee, to cause the Plan or Award Agreement to meet the requirements of Section 409A of the Code.
9.    Effective Date of the Plan
The Plan shall be effective on June 1, 2014 if approved by the Company’s shareholders at the annual meeting on May 7, 2014 (the “Effective Date”). No award will be made under the Plan prior to the Effective Date. If the Plan is not approved by the Company’s shareholders, the Plan will not be effective.
10.    Term of the Plan
(a)    The Plan will terminate upon the earliest of:
(i)    June 1, 2019;
(ii)    at such time as there are no longer any Shares available for issuance under the Plan; or
(iii)    the date of discontinuation or termination of the Plan pursuant to Section 7(a) of the Plan.
(b)    No Award shall be granted under the Plan after June 1, 2019 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan and Awards under the Plan, shall extend beyond the termination of the Plan.

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APPENDIX E
EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
2014 DIRECTORS' RESTRICTED STOCK PLAN
RESTRICTED STOCK AGREEMENT

THIS AGREEMENT is entered into as of ___________, 20__ (the “Date of Grant”) between Expeditors International of Washington, Inc., a Washington corporation (the “Company”), and the recipient named herein (the “Director”).

WHEREAS, the Company has approved and adopted the 2014 Directors’ Restricted Stock Plan (the “Plan”), pursuant to which non-employee members of the Company’s Board are granted restricted shares of common stock, $.01 par value, of the Company (the “Common Stock”);

WHEREAS, pursuant to the terms of the Plan, on May 20 of each year, Participants are granted the number of Shares of Restricted Stock with a Fair Market Value as of the Date of Grant equal to $200,000, with the number of Shares rounded down to eliminate any fractional share;

WHEREAS, unless otherwise provided in this Award Agreement, capitalized words used herein are defined in the Plan;

NOW, THEREFORE, the Company hereby grants to Director [NUMBER (NUMBER)] Shares (the “Award), subject to the terms and conditions set forth herein and in the Plan.

1.    Date of Grant. This Award is granted on May 20, 20___.

2.    Vesting. [Check applicable box below]

[ ]     This Award shall be fully (100%) vested on the Date of Grant.

OR

[ ]    This Award shall vest in equal amounts on the last day of each of the _____ months ending after the Date of Grant, with _______ of the Shares of Restricted Stock vesting on each such day.

3.    Forfeiture of Dividends. If this Award is subject to a vesting schedule pursuant to Section 2 above, the dividend forfeiture provisions of Section 8(b) of the Plan shall apply until the Final Vesting Date, as defined by the Plan.

4.    Plan Provisions Control. In the event that any provision of this Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

5.    Governing Law. The validity, construction and effect of the Plan or this Award Agreement, and any rules and regulations relating to the Plan or this Award Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Washington. Any lawsuit with respect to this Award Agreement shall be brought in the federal or state courts in the districts which include King County, Washington.

6    Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to this Award unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Washington Business Corporation Act, as amended.

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7.    Director Acknowledgments. Director acknowledges that he has read and understands the terms of this Agreement and that:

(a) By acceptance of the Award, he agrees to defend, indemnify and hold the Company harmless from and against loss or liability arising from the transfer of the Shares issued pursuant thereto or any interest therein in violation of the provisions of the Securities Act or of this Award Agreement;

(b) He is not entitled to any rights as a shareholder with respect to any Shares issuable hereunder until he becomes a shareholder of record; and

(c) The Shares subject hereto may be adjusted in the event of certain organic changes in the capital structure of the Company or for any other reason permitted by the Plan.

8.    Notices. Any notice required or permitted to be made or given hereunder shall be hand delivered or mailed by certified or registered mail to the Company’s address set forth below, or to the Director’s address on file at the Company’s Stock Administration department or as changed from time to time by written notice to the other.

Notices shall be deemed received and effective upon the earlier of (i) hand delivery to the recipient, (ii) five days after the date of postmark by the United States Postal Service or its successor or (iii) posting on the service provider’s stock option website.

Company:	Expeditors International of Washington, Inc.
Attention: Stock Administration
1015 Third Avenue, 12thFloor
Seattle, Washington 98104
9. Award Agreement Subject to Plan. This Award and this Award Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy will be made available upon request. Should any conflict exist between the provisions of the Plan and those of this Award Agreement, those of the Plan shall govern and control. This Award Agreement and the Plan set forth the entire understanding between the Company and the Director with respect to the Award.

Dated as of the ___ day of _____, 20__.

By Director’s signature below, Director represents that he is familiar with the terms and terms and provisions of the Plan, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Director has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement. Director agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement.

PARTICIPANT                     EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

By: _________________________________________

Participant ____________________        Its: __________________________________________

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Expeditors®

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 7, 2014.

Vote by Internet

- Go to **www.envisionreports.com/expd**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board recommends a vote FOR all nominees, FOR Proposals 2, 3, 4, 5 and 6.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Peter J. Rose *	☐	☐	☐	02 - Robert R. Wright *	☐	☐	☐	03 - Mark A. Emmert *	☐	☐	☐
04 - R. Jordan Gates *	☐	☐	☐	05 - Dan P. Kourkoumelis *	☐	☐	☐	06 - Michael J. Malone *	☐	☐	☐
07 - John W. Meisenbach *	☐	☐	☐	08 - Jeffrey S. Musser *	☐	☐	☐	09 - Liane J. Pelletier *	☐	☐	☐
10 - James L.K. Wang *	☐	☐	☐	11 - Tay Yoshitani *	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 1 7 5 7 7 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Expeditors International of Washington, Inc.

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Notice of 2014 Annual Meeting of Shareholders

Corporate Headquarters
1015 Third Avenue, Seattle, WA 98104
Proxy Solicited by Board of Directors for Annual Meeting –
Wednesday, May 7, 2014

Bradley S. Powell, Charles J. Lynch and Amy J. Scheer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Expeditors International of Washington, Inc. to be held on Wednesday, May 7, 2014 at 2:00 p.m. at the Company's Corporate Headquarters, 1015 Third Avenue, Seattle, WA 98104, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3, 4, 5 and 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

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Expeditors®

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A The Board recommends a vote FOR all nominees, FOR Proposals 2, 3, 4, 5 and 6.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Peter J. Rose *	☐	☐	☐
02 - Robert R. Wright *	☐	☐	☐
03 - Mark A. Emmert *	☐	☐	☐
04 - R. Jordan Gates *	☐	☐	☐
05 - Dan P. Kourkoumelis *	☐	☐	☐
06 - Michael J. Malone *	☐	☐	☐
07 - John W. Meisenbach *	☐	☐	☐
08 - Jeffrey S. Musser *	☐	☐	☐
09 - Liane J. Pelletier *	☐	☐	☐
10 - James L.K. Wang *	☐	☐	☐
11 - Tay Yoshitani *	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 7 5 7 7 1 2

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Expeditors®

IMPORTANT ANNUAL MEETING INFORMATION

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C 1234567890

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Vote by Internet

- Go to **www.envisionreports.com/expd**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Expeditors International of Washington, Inc. Shareholder Meeting to be Held on Wednesday, May 7, 2014

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/expd

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.envisionreports.com/expd** to view the materials.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 21, 2014 to facilitate timely delivery.

C O Y

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Shareholder Meeting Notice

Expeditors International of Washington, Inc. Annual Meeting of Shareholders will be held at our Corporate Headquarters, 1015 Third Avenue, Seattle, WA 98104, at 2:00 pm (PDT) on Wednesday, May 7, 2014.

The Board recommends a vote FOR all nominees, FOR Proposals 2, 3, 4, 5 and 6.

1. To elect eleven (11) directors, each to serve until the next annual meeting of shareholders: 01 - Peter J. Rose, 02 - Robert R. Wright, 03 - Mark A. Emmert, 04 - R. Jordan Gates, 05 - Dan P. Kourkoumelis, 06 - Michael J. Malone, 07 - John W. Meisenbach, 08 - Jeffrey S. Musser, 09 - Liane J. Pelletier, 10 - James L. K. Wang and 11 - Tay Yoshitani.
2. To approve, on a non-binding basis, the compensation of the Company's Named Executive Officers.
3. To approve the adoption of the 2014 Stock Option Plan.
4. To approve the amendment to the 2002 Employee Stock Purchase Plan.
5. To approve the adoption of the 2014 Directors' Restricted Stock Plan.
6. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.
7. To transact such other business as may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.envisionreports.com/expd**. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials Expeditors International of Washington, Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 21, 2014.

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